Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284232

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 5, 2025)

Fitell Corporation

Up to $70,000,000 Aggregate Original Principal Amount of Series A Senior Secured Convertible Notes

and

Class A Ordinary Shares issuable upon the conversion of the Series A Senior Secured Convertible Notes and as Interest Shares

We are offering to a certain institutional investor (the “Investor”) up to $70,000,000 in aggregate original principal amount of Series A senior secured convertible notes (the “Series A Notes”). The Series A Notes are being offered pursuant to a Securities Purchase Agreement, dated September 19, 2025, we entered into with the Investor (the “Purchase Agreement”) and are being offered by this prospectus supplement and the accompanying base prospectus. This offering also relates to the offering of our class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), issuable upon conversion of the Series A Notes (the shares issuable upon conversion of the Series A Notes, the “Note Shares”) and as Interest Shares (as defined below). Upon the terms and conditions set forth in the Purchase Agreement, we expect to issue and sell a Series A Note to the Investor in the aggregate original principal amount of $11,000,000 (the “Initial Note”) on or about September 23, 2025 (the “Initial Closing”), which will mature two years from the date of issuance.

We may also issue up to $30,000,000 aggregate original principal amount of Series B senior secured convertible notes (the “Private Placement Notes”) in a concurrent private placement (the “Concurrent Private Placement”) on substantially the same terms as the Series A Notes being offered by this prospectus supplement and the accompany prospectus. The Private Placement Notes and Ordinary Shares issuable upon conversion of the Private Placement Notes are being offered pursuant to an exemption from the registration requirements as provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement or the accompanying prospectus. See the section titled “Concurrent Private Placement” on page S-26.

The Series A Notes will bear an interest at a rate of 6.0% per annum, payable in arrears on the first calendar day of each calendar month, either in Ordinary Share (“Interest Shares”), in cash (“Cash Interest”) or in a combination of Cash Interest and Interest Shares. The Series A Notes will mature on the second anniversary of their date of issuance (the “Maturity Date”), unless earlier repurchased, redeemed or converted. Upon the occurrence and during the continuance of an event of default, the interest rate on the Series A Notes will increase to 13.0% per annum. The Series A Notes will be our senior secured obligation and will rank senior to the right to payment of the holders of our unsecured debt. Our obligations under the Series A Notes will be fully and unconditionally guaranteed and secured by a pledge of the equity interest in our directly wholly owned subsidiary KMAS Capital and Investment Pty Ltd and indirect wholly owned subsidiary GD Wellness Pty Ltd and Crypto Collateral (as defined below). Pursuant to the terms of Purchase Agreement, we may issue and sell to the Investor additional Series A Notes in one or more closings (each, a “Closing”) following the Initial Closing up to an aggregate original principal amount of $59,000,000 of Series A Notes. The occurrence of each Closing is subject to the satisfaction of certain conditions as set forth in the Purchase Agreement and may provide for the issuance of additional Series A Notes having an aggregate original principal amount of $15,000,000 per Closing.

We have engaged Rodman & Renshaw LLC (the “Placement Agent”) to act as our exclusive placement agent for the sale of the Series A Notes. We have agreed to, at each closing of the offering, (a) pay the Placement Agent a cash fee equal to 4.0% of the cash proceeds of the Company, after deducting solely the proceeds allocated to acquire cryptocurrency pursuant to Section 4(d) the Purchase Agreement, (b) issue to the Placement Agent Ordinary Shares (the “Placement Agent Shares”), with a market value (based on the closing price prior to the date of the issuance of such Ordinary Shares) equal to 2.0% of the cash proceeds of the Company allocated to acquire cryptocurrency pursuant to Section 4(d) the Purchase Agreement, (c) reimburse the Placement Agent for fees and expenses of legal counsel and other out-of-pocket expenses in the amount of $45,000, and (d) pay the Placement Agent’s closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $15,950. See the section titled “Plan of Distribution” beginning on page S-26 of this prospectus supplement regarding the compensation to be paid to the Placement Agent.

No public market currently exists for the Series A Notes, and we do not intend to apply to list the Series A Notes on any securities exchange or for quotation on any inter-dealer quotation system. Our Ordinary Shares are listed on Nasdaq under the symbol “FTEL”. The last reported sales price of our Ordinary Shares on September 19, 2025 was $0.469 per share.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission rules, and will be subject to reduced public company reporting requirements for this prospectus supplement and future filings. See the sections entitled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company” and “Prospectus Supplement Summary—Implications of Our Foreign Private Issuers Status” for additional information.

Investing in our Ordinary Shares involves risks. See the section entitled “Risk Factors” beginning on page S-7 of this prospectus supplement, page 10 of the accompanying base prospectus and under similar headings in the documents we incorporate by reference into this prospectus supplement and the accompanying base prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the Initial Notes being offered pursuant to this prospectus supplement is expected to be made on or about September 23, 2025, subject to satisfaction of customary closing conditions.

Placement Agent:

Rodman & Renshaw LLC

The date of this prospectus supplement is September 19, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying base prospectus are part of a Registration Statement on Form F-3 (File No. 333-284232) that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer securities having an aggregate offering price of up to $150,000,000 from time to time under such registration statement at prices and on terms to be determined by market conditions at the time of offering.

This document contains two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not, and the Agent has not, authorized anyone else to provide you with information that is in addition to or different from that contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, along with the information contained in any permitted free writing prospectuses we have authorized for use in connection with this offering.

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the accompanying prospectus, and the information in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Ordinary Shares. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus in making your investment decision. You should read both this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and the additional information described under “Where You Can Find Additional Information” in this prospectus supplement and in the accompanying prospectus, before investing in our Ordinary Shares.

Unless the context of this prospectus supplement indicates otherwise, the terms “Fitell,” the “Company,” “we,” “us” or “our” refer to Fitell Corporation and its subsidiaries.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein and therein. Because it is a summary, it does not contain all of the information that you should consider before investing. Before investing in our securities, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors,” and the financial statements and accompanying notes thereto and other information and documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Our Company

The Company is an online retailer of gym and fitness equipment both under its proprietary brands and other brand names and conducts its business in Australia through its wholly owned Australian subsidiary, GD Wellness Pty Ltd (“GD”) founded in 2005 and headquartered in New South Wales, Australia. Our mission is to build an ecosystem with a whole fitness and wellness experience powered by technology to our customers. GD has served over 100,000 customers with large portions of sales from repeat customers over the years, which we believe to be a testament of our product quality and brand loyalty. Our brand portfolio can be categorized into three proprietary brands under our Gym Direct brand: Muscle Motion, Rapid Motion, and FleetX, in approximately 2,000 stock-keeping units (SKUs).

In addition to our all-around fitness equipment portfolio to individual and commercial customers, we launched three new business verticals with integration of technology in 2021.

1.	Smart Connected Equipment: Still in development and initiated in May 2021, our smart fitness equipment is a natural extension of our core business and includes interactive exercise bikes and workout mirrors. We expect commercial launch in December 2025, with retail products being available in October 2025.

2.	1FinalRound: Our AI-powered interactive platform with our proprietary online training content and capability to be interactive with personal trainers, follow members and track workout progress.

3.	Boutique Fitness Clubs Licensing: Leveraging our years of experience in the fitness and wellness industry servicing both businesses and individual customers, we launched our licensing business in late 2021. mYSTEPS Training Clinic, a new concept fitness club chain, is our first licensee and dedicated to helping fitness-savvy and health-conscious consumers with higher disposable incomes achieve a motivating and healthy lifestyle with an engaging and dynamic fitness community in both online and offline settings.

Intellectual Property

Trademarks and other forms of intellectual property are vital to the success of our business and are an essential factor in maintaining our competitive position in the health and fitness industry. We own the following trademarks: Gym Direct, Muscle Motion, and FleetX. We regularly monitor commercial activity in our industry to identify potential infringement of our intellectual property. We protect our proprietary rights and attempt to take prompt, reasonable actions to prevent counterfeit products and other infringement on our intellectual property.

Recent Developments

Concurrent Private Placement

The Investor may also purchase up to $30,000,000 in aggregate original principal amount of Private Placement Notes in the Concurrent Private Placement, on substantially the same terms as the Series A Notes being offered by this prospectus supplement and the accompanying base prospectus. The Concurrent Private Placement and purchase of the Private Placement Notes is contingent on the closing of this offering and the satisfaction of certain other customary conditions. The Investors will be entitled to certain registration rights with respect to the Private Placement Notes.

At-the-Market Offering Transaction (“ATM Offering”)

On August 15, 2025, we entered into an at the market offering agreement (the “ATM Agreement”) with Rodman & Renshaw LLC, as sales agent, under which we may offer and sell, from time to time, through Rodman & Renshaw LLC, our Ordinary Shares pursuant to an effect shelf registration statement on Form F-3, as amended (File No.333-284232), declared effective by the SEC on February 5, 2025 and related prospectus supplement. Rodman & Renshaw LLC acts as our sales agent on a commercially reasonable efforts basis, consistent with its normal trading and sales practices and applicable state and federal laws, rule and regulations and the rules of Nasdaq. As of the date of this prospectus, we sold 500 Ordinary Shares under the ATM Agreement at a weighted average price of $0.4601 per share, which resulted in net proceeds of approximately $219.34 to us, after deducting sales commission and expenses payable by us.

Warrant Repurchase Transaction

On May 19, 2025, we entered into a warrant repurchase agreement with the investor in the February 2025 Registered Direct Offering (as defined herein) in connection with the repurchase of the unexercised Investor Warrants (as defined below) to purchase an aggregate of 1,195,220 Ordinary Shares at $0.75 per Investor Warrant (the “Warrant Repurchase Transaction”). Upon the repurchase of the Investors Warrants, the Investors Warrants were automatically terminated and canceled in full, and no further shares are issuable pursuant to the Placement Agent Warrants (as defined below).

Nasdaq Minimum Bid Price Requirement

On April 2, 2025, Nasdaq notified us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Rules for continued listing on the Nasdaq. To regain compliance, our Ordinary Shares must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days by September 29, 2025. In the event the Company does not regain compliance by September 29, 2025, the Company may be eligible for an additional 180 calendar days to regain compliance, subject to Company meeting continued listing requirements for all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. If the Company is not eligible for an additional 180 days compliance period, its securities will be subject to delisting. We will monitor the closing bid price of our Ordinary Shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split of our Ordinary Shares, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. See “Prospectus Supplement — Risk Factors — Risks Related to this Offering — Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

S-2

Authorized Share Capital and Share Consolidation

On April 9, 2025, the Company held an extraordinary shareholders meeting (the “EGM”) . At the EGM, among other proposals, the Company’s shareholders approval and adoption to the second amended and restated memorandum and articles of association of the Company (the “Articles and Memorandum”) to effect a change in the authorized share capital of the Company from US$50,000 divided into 500,000 ordinary shares of a par value of US$0.0001 each to US$50,000 divided into (a) 493,560,000 Class A Ordinary Shares of a par value of US$0.0001 each, where the rights of the existing ordinary shares shall be the same as the Class A ordinary shares and (b) 6,440,000 Class B Ordinary Shares of a par value of US$0.0001 each, which will be entitled to thirty votes per share. Further, the Company’s shareholders also approved an amendment to the clause 8 of the Articles to effect a reverse stock split of the Company’s issued and outstanding shares of Ordinary Shares by every sixteen issued and unissued existing Class A Ordinary Shares of US$0.0001 par value each be consolidated into one Class A ordinary share of US$0.0016 par value each; and every sixteen issued and unissued existing Class B Ordinary Shares of US$0.0001 par value each be consolidated into one class B ordinary share of US$0.0016 par value each, with the effective date to be determined in the discretion of the board of directors of the Company by a Resolution of Directors (the “Share Consolidation”). On September 4, 2025, the Board of Directors of the Company approved the Share Consolidation of the Company’s outstanding ordinary shares at a ratio of 1-for-16, with a post-share consolidation par value of $0.0016, effective on September 23, 2025. The Company’s Class A ordinary shares will continue to be traded on The Nasdaq Capital Market under the symbol “FTEL” with the new CUSIP number G35150138.

February 2025 Registered Direct Offering

On February 6, 2025, we entered into a securities purchase agreement, as amended by an amendment to securities purchase agreement dated as of February 9, 2025 with an institutional investor for the issuance and sale in a registered direct offering of (i) 796,813 Ordinary Shares and (ii) warrants to purchase up to 1,195,220 Ordinary Shares (the “Investor Warrants”), at a combined purchase price of $5.02 per Ordinary Share for aggregate net proceeds of $3.4 million (the “February 2025 Registered Direct Offering”). Rodman & Renshaw LLC acted as exclusive placement agent in connection with the February 2025 Registered Direct Offering. As compensation in connection with the February 2025 Registered Direct Offering, we agreed to issue to Rodman & Renshaw LLC or its designees warrants to purchase up to 55,777 Ordinary Shares, which have substantially the same terms as the Investor Warrants, except that they are exercisable at a price of $6.275 per Ordinary Share (the “Placement Agent Warrants”).

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

S-3

Implications of Our Foreign Private Issuers Status

We are incorporated under the laws of the Cayman Islands and are considered a “foreign private issuer” under U.S. securities laws. Because of our status as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our semi-annual results through press releases, distributed pursuant to Nasdaq rules and regulations. Press releases relating to financial results and material events are also furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

In accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) business days of their occurrence, and from the disclosure requirements of Regulation FD;
●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act; and
●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Non-compliance requirement (Rule 5625) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Specifically, we have elected to follow our home country rules and be exempt from the requirements to obtain shareholder approval for the issuance of 20% or more of our outstanding ordinary shares under the Nasdaq Listing Rule 5635(d). Therefore, our shareholders may be afforded less protection than they would otherwise enjoy under Nasdaq’s corporate governance requirements applicable to U.S. domestic issuers.

Corporate Information

We are a holding company incorporated in the Cayman Islands under Cayman Islands Law on April 11, 2022 under the name Fitell Corporation. The address and telephone number of our principal business office is 23-25 Mangrove Lane, Taren Point, NSW 2229, Australia, +612 95245266 and the name, address and telephone number of our U.S. agent is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102. Our website address is https://www.fitellcorp.com/. The information contained on, or that can be accessed through, our website is not (and should not be considered) part of this prospectus supplement and is not incorporated into this prospectus supplement by reference. We have included our website address solely for information purposes. Investors should not rely on any such information in deciding whether to purchase our Ordinary Shares. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

S-4

THE OFFERING

This summary is not a complete description of the Series A Notes. For a more detailed description of the Series A Notes, see “Description of the Series A Notes” in this prospectus supplement.

Notes Offered	Up to $70,000,000 aggregate original principal amount of our Series A Senior Secured Convertible Notes. This prospectus supplement also relates to the offering of our Ordinary Shares issuable from time to time upon conversion of the Series A Notes.

Purchase Price	The purchase price for the Series A Notes is equal to the aggregate principal amount, less a 2.0% original issue discount, resulting in an issue price equal to 98.0% of the aggregate principal amount of the Series A Notes.

Concurrent Private Placement	The Investor may also purchase up to $30,000,000 aggregate principal amount of the Private Placement Notes in the Concurrent Private Placement, on substantially the same terms as the Series A Notes being offered by this prospectus supplement and the accompanying prospectus. The Concurrent Private Placement is contingent on the closing of this offering and the satisfaction of certain other customary conditions. The Investors will be entitled to certain registration rights with respect to the Ordinary Shares issuable upon the conversion of the Private Placement Notes. The Private Placement Notes and the shares of our Ordinary Shares issuable upon the conversion of the Private Placement Notes are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Concurrent Private Placement” on S-26.

Maturity Date	Unless earlier converted or redeemed, the Series A Notes will mature on the second -year anniversary of their issuance date, subject to extension at the option of the holders in certain circumstances as provided in the Series A Notes.

Interest Rates and Interest Payment Dates	The Notes will bear interest at a rate of 6.0% per annum, payable in arrears on the first calendar day of each calendar month with the first interest date for the Initial Note being November 1, 2025, payable either in Ordinary Shares (“Interest Shares”), in cash (“Cash Interest) or in a combination of Cash Interest and Interest Shares, at our option. Upon the occurrence and during the continuance of an event of default, the interest rate on the Notes will increase to 13.0% per annum.

Ranking	The Series A Notes will rank pari passu with the Private Placement Notes, senior in right of payment to all of our indebtedness that is expressly subordinated to the Series A Notes in right of payment, effectively senior to all our unsecured indebtedness to the extent of the collateral securing the Series A Notes, effectively junior to all of our indebtedness secured by permitted liens, to the extent of the value of the assets subject to such permitted liens and to the extent such permitted liens have lien priority by contract or law and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries that are not party to the security documents (as defined in “Description of the Series A Notes—Security and Pledge”). For more details, see “Description of the Series A Notes—Ranking”

Security and Pledge	The Purchase Agreement provides that, as of the issue date of the Initial Notes, we will have delivered to the collateral agent for the Investors under the Series A Notes a U.S. security agreement, a U.S. intellectual property security agreement and UCC financing statements, which will create a first lien security interest in all of our and such subsidiary’s tangible and intangible assets, now owned and hereafter created or acquired.

Conversion at Option of Holder

Each holder of the Series A Notes may convert all, or any part, of the amount due under the Series A Notes, at any time at such holder’s option, into shares of our Ordinary Share at the “Conversion Price” , which, initially will be equal to the lower of:

●	$0.5772, (the “Conversion Price”); or

●	95% of the volume weighted average price of our Ordinary Shares during the ten trading days ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice.

S-5

Limitations of Conversion

Beneficial Ownership Limitation	Conversions and issuance of our Ordinary Shares pursuant to the Series A Notes are prohibited if such conversion or issuance would cause the applicable holder (together with its affiliates) to beneficially own in excess of 9.99% of the outstanding shares of our Ordinary Shares.

Holder Optional Redemption Rights

Event of Default Redemption	Upon an event of default, each holder of Series A Notes may require us to redeem in cash all, or any portion, of the Series A Notes in an amount equal to the Event of Default Redemption Price (as defined in “Description of the Series A Notes – Events of Default”).

Bankruptcy Event of Default	Upon any bankruptcy event of default, we shall immediately redeem in cash all amounts due under the Series A Notes at a 125% premium unless the holder waives such right to receive such payment.

Change of Control Redemption	In connection with a change of control of the Company, each holder may require us to redeem in cash all, or any potion, of the Series A Notes at a price equal to the greatest of:

●	the face value of the Series A Notes to be redeemed at a 125% premium;

●	the equity value of our Ordinary Share underlying in the Series A Notes to be redeemed at a 125% premium; and

●	the equity value of the change of control consideration payable to the holder of our Ordinary Shares underlying such Series A Notes to be redeemed at a 125% premium.

Use of proceeds

We expect to receive net proceeds from this offering of approximately $67.4 million, after deducting estimated offering expenses payable by us and the fee of the Placement Agent.

We will use the net proceeds from this offering as follows: (i) at least $10,000,000 to purchase cryptocurrencies, with the remainder to be used for working capital and general corporate purposes, (ii) all net proceeds from the Second Closing (as defined in the Purchase Agreement) will be used for working capital and general corporate purposes, and (iii) at least 70% of the net proceeds from any additional Closing will be used to purchase cryptocurrencies, with the remaining 30% of net proceeds being used for working capital and general corporate purposes. See “Use of Proceeds” on page S-19 of this prospectus supplement.

Absence of Public Market for the Series A Notes	The Series A Notes are a new issue of securities with no established trading market. We do not intend to apply for the Series A Notes to be listed on any securities exchange or to arrange for the Series A Notes to be quoted on any automated quotation system.

Custodian	BitGo Trust Company, Inc.

Transfer Agent and Registrar of the Ordinary Shares	VStock Transfer, LLC

Risk factors	Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, and under similar headings in other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, for a discussion of factors you should consider carefully before deciding to invest in our securities.

Lock-up	Our directors and executive officers have agreed, for a period of six (6) months from the date of the Purchase Agreement not to offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company. See “Plan of Distribution”.
Nasdaq Capital Market symbol	Our Ordinary Shares are listed under the symbol “FTEL”.

(1) Based on 21,021,097 Ordinary Shares outstanding as of September 19, 2025.

S-6

RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below, together with the information under the heading “Risk Factors” in our most recent Annual Report on Form 20-F or any updates in our Reports on Form 6-K, all of which are incorporated herein by reference, as updated or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section entitled “Special Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

The terms of the Series A Notes and the Purchase Agreement will restrict our current and future operations. Upon an Event of Default, we may not be able to make any accelerated payments under the Series A Notes or our other permitted indebtedness.

The Series A Notes and the Purchase Agreement contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest. In particular, the Series A Notes contain customary affirmative and negative covenants (including covenants that limit our ability to incur debt, make investments, transfer assets, engage in certain transactions with affiliates and merge with other companies, in each case, other than those permitted by the Series A Notes, and that require us to maintain a share reserve in respect of the Series A Notes) and events of default, and the Purchase Agreement will contain customary covenants (including covenants that limit our ability to issue additional securities during specified periods and enter into variable rate transactions, and that require us to maintain a share reserve in respect of the Series A Notes).

Holders of the Series A Notes may be subject to tax if we make or fail to make certain adjustments to the applicable conversion rate of the Series A Notes even though such holders do not receive a corresponding cash distribution.

The conversion rate of the Series A Notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the applicable conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, a holder of the Series A Notes may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the applicable conversion rate after an event that increases a holder’s proportionate interest in us could be treated as a deemed taxable dividend to the holder. See the section titled “Material U.S. Federal Income Tax Consequences.”

The value of the collateral securing the Series A Notes may not be sufficient to pay the amounts owed under the Series A Notes. As a result, holders of the Series A Notes may not receive full payment on their Series A Notes following an Event of Default.

The proceeds of any sale of collateral securing the Series A Notes following an Event of Default with respect thereto may not be sufficient to satisfy, and may be substantially less than, amounts due on the Series A Notes.

No appraisal of the value of the collateral securing the Series A Notes has been made. The value of the collateral in the event of liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The value of the collateral could be impaired in the future as a result of changing economic and market conditions, our failure to successfully implement our business strategy, competition and other factors. By its nature, some or all of the collateral may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation.

Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the collateral agent for the Purchaser under the Series A Notes (the “Collateral Agent”), or any holder of the Series A Notes to obtain the benefit of any collateral securing the Series A Notes. Such delays could have a material adverse effect on the value of the collateral.

If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Series A Notes, the holders of the Series A Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only an unsecured claim against our remaining assets.

It may be difficult to realize the value of the collateral securing the Series A Notes.

The collateral securing the Series A Notes is subject to certain exceptions, defects, encumbrances, liens and other imperfections permitted by the Series A Notes and the related security documents, whether existing on or after the date the Series A Notes were issued. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the Series A Notes as well as the ability of the Collateral Agent to realize or foreclose on such collateral. Additionally, future regulatory developments or other inabilities to obtain or comply with the required licenses or approvals may adversely affect the value of the collateral. In the event of foreclosure, the transfer of such licenses or other approvals may be prohibited, may not be possible or may require us to incur significant cost and expense. If the regulatory authorizations required for such transfers are not obtained or are delayed, the foreclosure may be delayed and the value of the collateral may be significantly impaired. The security interest of the Collateral Agent is subject to practical challenges generally associated with the realization of security interests in collateral. For example, additional filings and/or the consent of a third party may be required in connection with obtaining or enforcing a security interest in an asset. If we are unable to obtain these consents or make these filings, the security interests may be invalid and the holders will not be entitled to the benefits of the security interests in the collateral or any recovery with respect to the sale of such collateral. We cannot assure you that these filings will be made or any such consent of any third parties will be given when required to create a lien or facilitate a foreclosure on such assets. As a result, the Collateral Agent may not have the ability to foreclose upon those assets and the value of the collateral may be significantly impaired as a result, or the security interests may be invalid and the holders of the Series A Notes will not be entitled to the collateral or any recovery with respect thereto.

S-7

Rights of holders of Series A Notes in the Collateral may be adversely affected by bankruptcy proceedings.

The right of the Collateral Agent for the Series A Notes to repossess and dispose of the collateral securing the Series A Notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the Collateral Agent has repossessed and disposed of the collateral. Under Chapter 7, Title 11 of the United States Code (the “United States Bankruptcy Code”), a secured creditor, such as the Collateral Agent for the Series A Notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval, which may not be given. Moreover, applicable federal bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional security, if and at such time as the bankruptcy court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.

In the event of our bankruptcy, any holders of the Series A Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Series A Notes exceed the fair market value of the collateral securing the Series A Notes.

In we are subject to any bankruptcy proceeding, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the Series A Notes on the date of the bankruptcy filing was less than the then-current principal amount of the Series A Notes. Upon a finding by the bankruptcy court that the Series A Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to the Series A Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the Series A Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Series A Notes to receive ‘‘adequate protection’’ under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at any time prior to such a finding of under-collateralization, those payments would be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Series A Notes.

The value of the collateral securing the Series A Notes may not be sufficient to secure post-petition interest.

In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, holders of the Series A Notes will only be entitled to post-petition interest under the United States Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim. Holders of the Series A Notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest under the United States Bankruptcy Code. No appraisal of the fair market value of the collateral was prepared in connection with the offering of the Series A Notes and we therefore cannot assure you that the value of the holders’ interest in the collateral equals or exceeds the principal amount of the Series A Notes.

Certain pledges of collateral and payments on the Series A Notes might be avoidable by a trustee in bankruptcy.

Any future pledge of collateral, or any future perfection of any other pledge, to secure the Series A Notes might be avoidable under the U.S. bankruptcy preference laws by the pledgor (as debtor in possession), by its trustee in bankruptcy or by someone else acting on behalf of the bankruptcy estate, if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the Series A Notes to receive a greater recovery than they would in a liquidation case under the United States Bankruptcy Code, if the pledge had not been given, and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the later of the pledge, and perfection of the pledge, or, in certain circumstances, a longer period. If any pledges of collateral are avoided, the collateral will not be available to the holders of the Series A Notes to satisfy the obligations under the Series A Notes. Certain payments on the Series A Notes might be avoidable under the U.S. bankruptcy preference laws by us (as debtor in possession), by our trustee in bankruptcy or by someone else acting on behalf of the bankruptcy estate if certain events or circumstances exist or occur, including, among others, if we are insolvent at the time of the payment, the payment permits the holders of the Series A Notes to receive a greater recovery than they would have received in a liquidation case under the United States Bankruptcy Code if the payment had not been made, and a bankruptcy proceeding in respect of us commenced within 90 days following the payment, or, in certain circumstances, a longer period.

S-8

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing the Series A Notes may not be perfected if we or the Collateral Agent are not able to take the actions necessary to perfect any of these liens on or prior to the date of the issuance of the Series A Notes or thereafter. We have limited obligations to perfect the security interest of the holders of the Series A Notes in specified collateral. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as certain proceeds, can only be perfected at the time such property and rights are acquired and identified. If we become subject to a bankruptcy proceeding, any collateral perfected after the closing date of this offering of Series A Notes faces a greater risk of being invalidated than if they had been perfected on the closing date for this offering of Series A Notes. In addition, the Collateral Agent may not monitor, or we may fail to inform the Collateral Agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The Collateral Agent for the Series A Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the Series A Notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the Series A Notes against third parties.

The collateral is subject to casualty risks.

We maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the pledged collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including obligations under the Series A Notes.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event, we will be required to offer to repurchase all outstanding notes at 125% of their principal amount, plus accrued and unpaid interest to the purchase date. The indentures governing our Existing Senior Unsecured Notes also require us to offer to repurchase all outstanding secured notes at 125% of their principal amount, plus accrued and unpaid interest to the purchase date upon the occurrence of a change of control repurchase event.

In addition, certain important corporate events, such as leveraged recapitalizations, may not, under the indenture that will govern the notes, constitute a change of control repurchase event that would require us to repurchase the notes, even though those corporate events could increase the level of our debt or otherwise adversely affect our capital structure, credit ratings or the value of the notes. See “Description of the Series A Notes — Change of Control Redemption.”

You will not be entitled to receive any shares of our Ordinary Shares otherwise deliverable upon conversion of the Series A Notes to the extent that such receipt would cause you to become, directly or indirectly, a beneficial owner of shares of our Ordinary Shares in excess of the then applicable beneficial ownership limits.

Notwithstanding anything to the contrary herein, you will not be entitled to receive any shares of our Ordinary Shares otherwise deliverable upon conversion of the Series A Notes to the extent, but only to the extent, that such receipt would cause you to become, directly or indirectly, the “beneficial owner” of more than 9.99% of the shares of our Ordinary Shares outstanding at such time. However, you may increase or decrease such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after such notice to us. Any purported delivery of shares of our Ordinary Shares upon conversion of the Series A Notes shall be void and have no effect to the extent, but only to the extent, that such delivery would result in any person becoming the beneficial owner of shares of our Ordinary Shares outstanding at such time in excess of the beneficial ownership limits then applicable to such person; the aggregate number of shares of Ordinary Shares that would otherwise be required to be issued to such holder shall be held in abeyance for the benefit of such holder until such time or times as its right thereto would not result in such holder exceeding the applicable beneficial ownership limitation.

As a result of the beneficial ownership limits, shares otherwise deliverable upon conversion of a holder’s Series A Notes may be delayed, or never delivered at all. These limitations on beneficial ownership may force a holder to sell shares of our Ordinary Shares or other securities it owns in order to receive shares such holder would otherwise be entitled to receive upon conversion. If a holder converts its Series A Notes and does not receive any shares otherwise deliverable upon conversion of its Series A Notes, we will not be responsible for any lost value due to a delayed delivery, or if they are never delivered as a result of the conversion restrictions described above.

S-9

Conversion of the Series A Notes may dilute the ownership interest of existing stockholders or may otherwise depress the price of our Ordinary Shares.

The conversion of the Series A Notes will dilute the ownership interests of existing stockholders to the extent we deliver shares upon conversion of the Series A Notes. Any sales in the public market of the Ordinary Shares issuable upon such conversion could adversely affect prevailing market prices of our Ordinary Shares. In addition, the existence of the Series A Notes may encourage short selling by market participants because the conversion of the Series A Notes could be used to satisfy short positions, or anticipated conversion of the Series A Notes into shares of our Ordinary Shares could depress the price of our Ordinary Shares.

Upon conversion of the Series A Notes, holders of the Series A Notes may receive less valuable consideration than expected because the value of our Ordinary Shares may decline after holders exercise their conversion right but before we settle our conversion obligation.

Under the Series A Notes, a converting holder will be exposed to fluctuations in the value of our Ordinary Shares during the period from the date such holder surrenders the Series A Notes for conversion until the date we settle our conversion obligation. We will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date. Accordingly, if the price of our Ordinary Shares decreases during this period, the amount and/or value of consideration a holder receives will be adversely affected.

Risks Related to Our Potential Use of Proceeds in Digital Assets and the Development of a Crypto Treasury Platform

We may use a portion of the net proceeds from this offering to invest in digital assets, including the development and operation of a crypto treasury. This strategy exposes us to numerous risks, including technological, operational, financial, regulatory, and reputational risks, any of which could have a material adverse effect on our business, financial condition, and results of operations. The development and deployment of a crypto treasury platform would require significant investments in technical infrastructure, cybersecurity controls, and specialized personnel. There can be no assurance that we will be able to successfully build or implement such a platform, or that it will operate as intended. Any technological failure, security breach, or inability to execute transactions accurately or in a timely manner could result in the loss or theft of digital assets and damage our reputation. Moreover, the market for digital assets is highly volatile, and prices can fluctuate dramatically over short periods of time. Investments in cryptocurrencies or other digital tokens may experience significant losses, and there is no assurance that such investments will generate any return. Our financial results could be materially impacted by unfavorable price movements or impairments of digital assets held on our balance sheet. The regulatory framework governing digital assets and blockchain technologies is rapidly evolving and subject to significant uncertainty. Regulatory authorities in the United States and in other jurisdictions may adopt new laws or regulations or issue new guidance that restricts or limits our ability to invest in, hold, transfer, or use digital assets. Any such developments could adversely affect the value, liquidity, or utility of our digital asset holdings or our ability to operate a crypto treasury platform. Additionally, our involvement in digital asset markets may expose us to heightened scrutiny from investors, financial institutions, and regulators, and may pose reputational risks, particularly in the event of market disruptions, fraud, or association with counterparties that engage in unethical or unlawful behavior. As a result, any decision to allocate a portion of the offering proceeds toward crypto-related investments involves substantial risk and uncertainty, and there is no guarantee that such use of proceeds will achieve its intended strategic or financial objectives.

S-10

Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways that may not yield a return.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Ordinary Shares. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our Ordinary Shares to decline and delay the development of additional products and services in our pursuit of our new cryptocurrencies strategy. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our operating results will be dependent on the price of digital assets and cryptocurrency. If such price declines, our business, operating results, and financial condition would be adversely affected.

Any declines in the volume of digital asset transactions, the price of digital assets, or market liquidity for digital assets generally may adversely affect our operating results. As part of our cryptocurrency strategy, we will have significant investments in cryptocurrency and cryptocurrency-related assets. Our operating results will be impacted by the revenues and profits we generate from the purchase, sale, and trading of cryptocurrency and financial contracts linked to cryptocurrency. The price of digital assets and associated demand for buying, selling, and trading of digital assets have historically been subject to significant volatility. The price and trading volume of any digital asset is subject to significant uncertainty and volatility, and may significantly decline in the future, without recovery. Such uncertainty and volatility depend on a number of factors, including:

●	market conditions across the cryptoeconomy;
●	changes in liquidity, volume, and trading activities;
●	trading activities on digital asset trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;
●	investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;
●	the speed and rate at which cryptocurrency is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;
●	decreased user and investor confidence in digital assets and digital asset trading platforms;
●	negative publicity and events relating to the cryptoeconomy;
●	unpredictable social media coverage or “trending” of digital assets;
●	the ability for digital assets to meet user and investor demands;
●	the functionality and utility of digital assets and their associated ecosystems and networks, including digital assets designed for use in various applications;
●	consumer preferences and perceived value of digital assets and digital asset markets;
●	increased competition from other payment services or other digital assets that exhibit better speed, security, scalability, or other characteristics;
●	regulatory (including enforcement) or legislative changes and updates affecting the cryptoeconomy;
●	the characterization of digital assets under the laws of various jurisdictions around the world;
●	the maintenance, troubleshooting, and development of the blockchain networks underlying digital assets, including by miners, validators, and developers worldwide;
●	the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;
●	ongoing technological viability and security of digital assets and their associated smart contracts, applications and networks, including vulnerabilities against hacks and scalability;
●	fees and speed associated with processing digital asset transactions, including on the underlying blockchain networks and on digital asset trading platforms;
●	financial strength of market participants;
●	the availability and cost of funding and capital;
●	the liquidity of digital asset trading platforms;
●	interruptions in service from or failures of major digital asset trading platforms;
●	availability of an active derivatives market for various digital assets;
●	availability of banking and payment services to support cryptocurrency-related projects;
●	level of interest rates and inflation;
●	monetary policies of governments, trade restrictions, and fiat currency devaluations; and
●	national and international economic and political conditions.

There is no assurance that any digital asset will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of digital assets or the demand for trading digital assets decline, our business, operating results, and financial condition could be adversely affected.

S-11

Bitcoin and other digital assets are novel assets, and are subject to significant legal, commercial, regulatory and technical uncertainty.

Bitcoin and other digital assets are relatively novel and are subject to significant uncertainty, which could adversely impact their price. The application of state and federal securities laws and other laws and regulations to digital assets is unclear in certain respects, and it is possible that regulators in the United States or foreign countries may interpret or apply existing laws and regulations in a manner that adversely affects the price of bitcoin.

The U.S. federal government, states, regulatory agencies, and foreign countries may also enact new laws and regulations, or pursue regulatory, legislative, enforcement or judicial actions, that could materially impact the price of bitcoin or the ability of individuals or institutions such as us to own or transfer bitcoin. For example, the U.S. executive branch, the SEC, the European Union’s Markets in Crypto Assets Regulation, among others have been active in recent years, and in the U.K., the Financial Services and Markets Act 2023, or FSMA 2023 became law. It is not possible to predict whether, or when, any of these developments will lead to Congress granting additional authorities to the SEC or other regulators, or whether, or when, any other federal, state or foreign legislative bodies will take any similar actions. It is also not possible to predict the nature of any such additional authorities, how additional legislation or regulatory oversight might impact the ability of digital asset markets to function or the willingness of financial and other institutions to continue to provide services to the digital assets industry, nor how any new regulations or changes to existing regulations might impact the value of digital assets generally and bitcoin specifically. The consequences of increased regulation of digital assets and digital asset activities could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares.

Moreover, the risks of engaging in a bitcoin treasury strategy are relatively novel and have created, and could continue to create, complications due to the lack of experience that third parties have with companies engaging in such a strategy, such as increased costs of director and officer liability insurance or the potential inability to obtain such coverage on acceptable terms in the future.

The growth of the digital assets industry in general, and the use and acceptance of bitcoin in particular, may also impact the price of bitcoin and is subject to a high degree of uncertainty. The pace of worldwide growth in the adoption and use of bitcoin may depend, for instance, on public familiarity with digital assets, ease of buying, accessing or gaining exposure to bitcoin, institutional demand for bitcoin as an investment asset, the participation of traditional financial institutions in the digital assets industry, consumer demand for bitcoin as a means of payment, and the availability and popularity of alternatives to bitcoin. Even if growth in bitcoin adoption occurs in the near or medium-term, there is no assurance that bitcoin usage will continue to grow over the long-term.

Because bitcoin has no physical existence beyond the record of transactions on the bitcoin blockchain, a variety of technical factors related to the bitcoin blockchain could also impact the price of bitcoin. For example, malicious attacks by miners, inadequate mining fees to incentivize validating of bitcoin transactions, hard “forks” of the bitcoin blockchain into multiple blockchains, and advances in digital computing, algebraic geometry, and quantum computing could undercut the integrity of the bitcoin blockchain and negatively affect the price of bitcoin. The liquidity of bitcoin may also be reduced and damage to the public perception of bitcoin may occur, if financial institutions were to deny or limit banking services to businesses that hold bitcoin, provide bitcoin-related services or accept bitcoin as payment, which could also decrease the price of bitcoin. Similarly, the open-source nature of the bitcoin blockchain means the contributors and developers of the bitcoin blockchain are generally not directly compensated for their contributions in maintaining and developing the blockchain, and any failure to properly monitor and upgrade the bitcoin blockchain could adversely affect the bitcoin blockchain and negatively affect the price of bitcoin.

Recent actions by U.S. banking regulators have reduced the ability of bitcoin-related services providers to gain access to banking services and liquidity of bitcoin may also be impacted to the extent that changes in applicable laws and regulatory requirements negatively impact the ability of exchanges and trading venues to provide services for bitcoin and other digital assets.

S-12

Regulatory change reclassifying bitcoin as a security could lead to our classification as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act, and could adversely affect the market price of bitcoin and the market price of our Ordinary Shares.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (1) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (2) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. We do not believe that we are an “investment company,” as such term is defined in the 1940 Act, and are not registered as an “investment company” under the 1940 Act as of the date of this prospectus.

While senior SEC officials have stated their view that bitcoin is not a “security” for purposes of the federal securities laws, a contrary determination by the SEC could lead to our classification as an “investment company” under the 1940 Act, if the portion of our assets consists of investments in bitcoins exceeds 40% safe harbor limits prescribed in the 1940 Act, which would subject us to significant additional regulatory controls that could have a material adverse effect on our business and operations and may also require us to change the manner in which we conduct our business.

We monitor our assets and income for compliance under the 1940 Act and seek to conduct our business activities in a manner such that we do not fall within its definitions of “investment company” or that we qualify under one of the exemptions or exclusions provided by the 1940 Act and corresponding SEC regulations. If bitcoin is determined to constitute a security for purposes of the federal securities laws, we would take steps to reduce the percentage of bitcoins that constitute investment assets under the 1940 Act. These steps may include, among others, selling bitcoins that we might otherwise hold for the long term and deploying our cash in non-investment assets, and we may be forced to sell our bitcoins at unattractive prices. We may also seek to acquire additional non-investment assets to maintain compliance with the 1940 Act, and we may need to incur debt, issue additional equity or enter into other financing arrangements that are not otherwise attractive to our business. Any of these actions could have a material adverse effect on our results of operations and financial condition. Moreover, we can make no assurance that we would successfully be able to take the necessary steps to avoid being deemed to be an investment company in accordance with the safe harbor. If we were unsuccessful, and if bitcoin is determined to constitute a security for purposes of the federal securities laws, then we would have to register as an investment company, and the additional regulatory restrictions imposed by 1940 Act could adversely affect the market price of bitcoin and in turn adversely affect the market price of our Ordinary Shares.

Our cryptocurrency strategy subjects us to enhanced regulatory oversight.

Several spot cryptocurrency ETPs have received approval from the SEC to list their shares on a U.S. national securities exchange with continuous share creation and redemption at net asset value. Even though we are not, and do not function in the manner of, a spot cryptocurrency ETP, it is possible that we nevertheless could face regulatory scrutiny from the SEC or other federal or state agencies due to our cryptocurrency holdings.

In addition, there has been increasing focus on the extent to which digital assets can be used to launder the proceeds of illegal activities, fund criminal or terrorist activities, or circumvent sanctions regimes. While we have implemented and maintain policies and procedures reasonably designed to promote compliance with applicable anti-money laundering and sanctions laws and regulations and take care to only acquire our cryptocurrency through entities subject to anti-money laundering regulation and related compliance rules, if we are found to have purchased any of our cryptocurrency from bad actors that have used cryptocurrency to launder money or persons subject to sanctions, we may be subject to regulatory proceedings and any further transactions or dealings in cryptocurrency by us may be restricted or prohibited.

S-13

Our cryptocurrency holdings serve as collateral securing our outstanding indebtedness to the investor pursuant to pledge and security agreement, and we may incur additional indebtedness or enter into other financial instruments in the future that may be collateralized by our cryptocurrency holdings. We may also consider pursuing strategies to create income streams or otherwise generate funds using our cryptocurrency holdings. These types of cryptocurrency-related transactions are the subject of enhanced regulatory oversight. These and any other cryptocurrency-related transactions we may enter into, beyond simply acquiring and holding cryptocurrency, may subject us to additional regulatory compliance requirements and scrutiny, including under federal and state money services regulations, money transmitter licensing requirements and various commodity and securities laws and regulations.

Additional laws, guidance and policies may be issued by domestic and foreign regulators. Increased enforcement activity and changes in the regulatory environment, including changing interpretations and the implementation of new or varying regulatory requirements by the government or any new legislation affecting cryptocurrency, as well as enforcement actions involving or impacting our trading venues, counterparties and custodians, may impose significant costs or significantly limit our ability to hold and transact in cryptocurrency.

In addition, private actors that are wary of cryptocurrency or the regulatory concerns associated with cryptocurrency have in the past taken and may in the future take further actions that may have an adverse effect on our business or the market price of our listed securities. For example, it is possible that a financial institution could restrict customers from buying shares of our Class A Ordinary Shares if it were to determine that our Ordinary Shares ‘s value is closely tied to the performance of cryptocurrency, signaling a reluctance to facilitate exposure to virtual currencies.

The concentration of our cryptocurrency holdings could enhance the risks inherent in our cryptocurrency strategy.

The concentration of our cryptocurrency holdings limits the risk mitigation that we could achieve if we were to purchase a more diversified portfolio of treasury assets, and the absence of diversification enhances the risks inherent in our cryptocurrency strategy. Any future significant declines in the price of cryptocurrency would have a more pronounced impact on our financial condition than if we used our cash to purchase a more diverse portfolio of assets.

We face risks relating to the custody of our cryptocurrency, including the loss or destruction of private keys required to access our cryptocurrency and cyberattacks or other data loss relating to our cryptocurrency.

We will hold our cryptocurrency with regulated custodians that have duties to safeguard our private keys. Our custodial services contracts will not restrict our ability to reallocate our cryptocurrency among our custodians, and our cryptocurrency holdings may be concentrated with a single custodian from time to time. In light of the significant amount of cryptocurrency we will hold, we will continually seek to engage additional custodians to achieve a greater degree of diversification in the custody of our cryptocurrency as the extent of potential risk of loss is dependent, in part, on the degree of diversification. If there is a decrease in the availability of digital asset custodians that we believe can safely custody our cryptocurrency, for example, due to regulatory developments or enforcement actions that cause custodians to discontinue or limit their services, we may need to enter into agreements that are less favorable or take other measures to custody our cryptocurrency, and our ability to seek a greater degree of diversification in the use of custodial services would be materially adversely affected.

Any insurance that may cover losses of our cryptocurrency holdings will cover only a small fraction of the value of the entirety of our cryptocurrency holdings, and there can be no guarantee that such insurance will be maintained as part of the custodial services we have or that such coverage will cover losses with respect to our cryptocurrency. Moreover, our use of custodians exposes us to the risk that the cryptocurrency our custodians hold on our behalf could be subject to insolvency proceedings and we could be treated as a general unsecured creditor of the custodian, inhibiting our ability to exercise ownership rights with respect to such cryptocurrency. Any loss associated with such insolvency proceedings is unlikely to be covered by any insurance coverage we may maintain related to our cryptocurrency.

S-14

Cryptocurrency is controllable only by the possessor of both the unique public key and private key(s) relating to the local or online digital wallet in which the cryptocurrency is held. While the cryptocurrency blockchain ledger requires a public key relating to a digital wallet to be published when used in a transaction, private keys must be safeguarded and kept private in order to prevent a third party from accessing the cryptocurrency held in such wallet. To the extent the private key(s) for a digital wallet are lost, destroyed, or otherwise compromised and no backup of the private key(s) is accessible, neither we nor our custodians will be able to access the cryptocurrency held in the related digital wallet. Furthermore, we cannot provide assurance that our digital wallets, nor the digital wallets of our custodians held on our behalf, will not be compromised as a result of a cyberattack. The cryptocurrency and blockchain ledger, as well as other digital assets and blockchain technologies, have been, and may in the future be, subject to security breaches, cyberattacks, or other malicious activities.

We are not subject to legal and regulatory obligations that apply to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers.

Mutual funds, ETFs and their directors and management are subject to extensive regulation as “investment companies” and “investment advisers” under U.S. federal and state law; this regulation is intended for the benefit and protection of investors. We are not subject to, and do not otherwise voluntarily comply with, these laws and regulations. This means, among other things, that the execution of or changes to our cryptocurrency strategy, our use of leverage, the manner in which our cryptocurrency is custodied, our ability to engage in transactions with affiliated parties and our operating and investment activities generally are not subject to the extensive legal and regulatory requirements and prohibitions that apply to investment companies and investment advisers. Our Board of Directors will have broad discretion over the investment, leverage and cash management policies it authorizes, whether in respect of our cryptocurrency holdings or other activities we may pursue, and has the power to change our current policies, including our strategy of acquiring and holding cryptocurrency.

Our cryptocurrency strategy exposes us to risk of non-performance by counterparties.

Our cryptocurrency strategy exposes us to the risk of non-performance by counterparties, whether contractual or otherwise. Risk of non-performance includes inability or refusal of a counterparty to perform because of a deterioration in the counterparty’s financial condition and liquidity or for any other reason. For example, our execution partners, custodians, or other counterparties might fail to perform in accordance with the terms of our agreements with them, which could result in a loss of cryptocurrency, a loss of the opportunity to generate funds, or other losses.

Our primary counterparty risk with respect to our cryptocurrency is custodian performance obligations under the various custody arrangements we have entered into. A series of recent high-profile bankruptcies, closures, liquidations, regulatory enforcement actions and other events relating to companies operating in the digital asset industry have highlighted the perceived and actual counterparty risk applicable to digital asset ownership and trading. Although these bankruptcies, closures and liquidations have not resulted in any loss or misappropriation of our cryptocurrency, nor have such events adversely impacted our access to our cryptocurrency, legal precedent created in these bankruptcy and other proceedings may increase the risk of future rulings adverse to our interests in the event one or more of our custodians becomes a debtor in a bankruptcy case or is the subject of other liquidation, insolvency or similar proceedings.

While all of our custodians are subject to regulatory regimes intended to protect customers in the event of a custodial bankruptcy, receivership or similar insolvency proceeding, no assurance can be provided that our custodially-held cryptocurrency will not become part of the custodian’s insolvency estate if one or more of our custodians enters bankruptcy, receivership or similar insolvency proceedings. Additionally, if we pursue any strategies to create income streams or otherwise generate funds using our cryptocurrency holdings, we would become subject to additional counterparty risks. Any significant non-performance by counterparties, including in particular the custodians with which we custody substantially all of our cryptocurrency, could have a material adverse effect on our business, prospects, financial condition, and operating results.

Our use of leverage to acquire cryptocurrency could increase the risk of our cryptocurrency treasury strategy.

We have, and may in the future, utilize leverage to acquire cryptocurrency, which magnifies the potential for loss with our cryptocurrency treasury strategy. As we use leverage to partially finance our acquisition of cryptocurrency, you will experience increased risks of investing in our securities. If the value of our cryptocurrency assets increase, then leveraging would cause the value attributable to our Class A Ordinary Shares to increase more sharply than it would have had we not leveraged. Conversely, if the value of our cryptocurrency assets decreases, leveraging would cause the value of our cryptocurrency assets to decline more sharply than it otherwise would have had we not leveraged our business. Such a decline could negatively affect our ability to service, repurchase, repay or collateralize our debt. The effects of leverage could cause any decrease in asset value for any losses to be greater than any increase in asset value for any corresponding gains. If we incur additional leverage, you will experience increased risks of investing in our Ordinary Shares

Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A Ordinary Shares may view as beneficial.

Pursuant to our currently effective Articles, our authorized share capital consists of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Class A Ordinary Shares are entitled to one (1) vote per share, while holders of Class B Ordinary Shares are entitled to thirty (30) votes per share, subject to certain exceptions as set out in our Articles. Neither a holder of Class A Ordinary Shares nor a holder of Class B Ordinary Shares has conversion right.

As of today, we have no issued Class B Ordinary Shares. Due to the dual-class share structure, holders of Class B Ordinary Shares will have considerable influence over matters such as decisions regarding mergers and consolidations, election of directors, and other significant corporate actions. Such holders may take actions that are not in the best interest of us or our other shareholders. This concentration of ownership may discourage, delay or prevent a change in control of our Company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our Company and may reduce the price of our Class A Ordinary Shares. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover or other change of control transactions that holders of Class A Ordinary Shares may view as beneficial.

S-15

There can be no assurance that we will be able to regain compliance with the continued listing standards of Nasdaq.

Our eligibility for listing on Nasdaq depends on our ability to comply with Nasdaq’s continued listing requirements. On April 2, 2025, we received written notice from Nasdaq indicating that the bid price for our Ordinary Shares for the last 30 consecutive business days, had closed below the minimum $1.00 per share and, as a result, we are not in compliance with the $1.00 minimum bid price requirement for the continued listing on Nasdaq, as set forth in Nasdaq Listing Rule 5550(a)(2).

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have a period of 180 calendar days, or until September 29, 2025, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Ordinary Shares must meet or exceed $1.00 per share for a minimum of 10 consecutive business days during this 180 day period. In the event the Company does not regain compliance by September 29, 2025, the Company may be eligible for an additional 180 calendar days to regain compliance, subject to Company meeting continued listing requirements for all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement. If the Company is not eligible for an additional 180 days compliance period, its securities will be subject to delisting. We will monitor the closing bid price of our Ordinary Shares and may, if appropriate, consider implementing available options, including, but not limited to, implementing a reverse share split of our Ordinary Shares, to regain compliance with the minimum bid price requirement under the Nasdaq Listing Rules. However, there can be no assurance that we will be able to regain such compliance.

If Nasdaq delists our Ordinary Shares from trading on its exchange, we and our shareholders could face significant material adverse consequences including:

●	limited availability of market quotations for our securities;
●	a determination that our Ordinary Shares are a “penny stock,” which will require brokers trading in our Ordinary Shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;
●	a limited amount of analyst coverage; and
●	decreased ability to issue additional securities or obtain additional financing in the future.

S-16

You may experience significant dilution as a result of future financings.

In order to raise additional capital, we may in the future offer additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares, including offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell Ordinary Shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Ordinary Shares or other securities convertible into or exchangeable for our Ordinary Shares in future transactions may be higher or lower than the price per share in this offering.

Our Ordinary Shares eligible for future sale may cause the price of our Ordinary Shares to decline.

From time to time, certain of our shareholders may be eligible to sell all or some of their restricted Ordinary Shares by means of ordinary brokerage transactions in the open market pursuant to Rule 144 promulgated under the Securities Act. In general, pursuant to Rule 144, non-affiliated shareholders may freely sell their respective restricted Ordinary Shares after holding them for six months, subject only to the current public information requirement (which no longer applies after a one-year holding period). Of the 21,021,097 Ordinary Shares outstanding as of September 19, 2025, approximately 26.6% are held by “non-affiliates,” all of which are currently freely tradable either because they were issued in a registered offering or because they are saleable in accordance with Rule 144.

Any substantial sale of our Ordinary Shares pursuant to Rule 144 or pursuant to any resale registration statement may have a material adverse effect on the market price of our Ordinary Shares.

Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.

As a Cayman Islands company listed on the Nasdaq Capital Market, we are subject to the Nasdaq corporate governance listing standards. Nasdaq rules, however, permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from the Nasdaq corporate governance listing standards.

Nasdaq Listing Rule 5635 generally provides that shareholder approval is required of U.S. domestic companies listed on Nasdaq prior to issuance (or potential issuance) of securities (i) equaling 20% or more of the company’s Ordinary Shares or voting power for less than the greater of market or book value (ii) resulting in a change of control of the company; and (iii) which is being issued pursuant to a stock option or purchase plan to be established or materially amended or other equity compensation arrangement made or materially amended. Notwithstanding this general requirement, Nasdaq Listing Rule 5615(a)(3)(A) permits foreign private issuers to follow their home country practice rather than these shareholder approval requirements. The laws of the Cayman Islands do not require shareholder approval prior to any of the foregoing types of issuances. We, therefore, are not required to obtain such shareholder approval prior to entering into a transaction with the potential to issue securities as described above. Specifically, we have elected to follow our home country rules and be exempt from the requirements to obtain shareholder approval for the issuance of 20% or more of our outstanding ordinary shares under the Nasdaq Listing Rule 5635(d). Therefore, our shareholders may be afforded less protection than they would otherwise enjoy under Nasdaq’s corporate governance requirements applicable to U.S. domestic issuers.

Risks Related to Intellectual Property

Given the nature of our business we are generally unable to develop or obtain patent rights that might act as a moat around our business, which could permit others to compete against us more directly, and which may have a material adverse impact on our business, results of operations, financial condition and prospects.

Our commercial success will depend in part on our success obtaining and maintaining strong branding, issued patents, and other intellectual property rights in the United States and elsewhere and protecting our goodwill and proprietary technology. If we do not adequately protect, develop, or obtain intellectual property rights, competitors may be able to use our technologies and/or branding, thereby eroding or negating any competitive advantage we may have, which could harm our business and ability to achieve profitability.

S-17

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents we have filed with the SEC that are incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are made based on our management’s expectations and beliefs concerning future events impacting our company and are subject to uncertainties and factors relating to our operations and economic environment, all of which are difficult to predict and many of which are beyond our control. You can identify these statements from our use of the words “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “plan,” “may” and similar expressions. These forward-looking statements may include, among other things:

●	the timing of the development of future services;
●	projections of revenue, earnings, capital structure and other financial items;
●	statements regarding the capabilities of our business operations;
●	statements of expected future economic performance;
●	statements regarding competition in our market; and
●	assumptions underlying statements regarding us or our business.

Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including without limitation:

●	our dependence on macroeconomic conditions and consumer discretionary spending;
●	the intense competition in the gym and fitness equipment industry;
●	our ability to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market;
●	fluctuations in product costs and availability;
●	international risks and costs associated with our supply chain;
●	changes in consumer demand;
●	risks associated with operating our own online platform, including confidential consumer data;
●	reputational harms which could adversely impact our ability to attract and retain customers;
●	the potentially negative impact of our strategic plans and initiatives on our financial results
●	unauthorized disclosure of sensitive or confidential customer, vendor, or our information;
●	the inability to attract, train, engage, and retain key personnel;
●	the loss of one or more of our key executives;
●	the effect of design and manufacturing defects on our products and services;
●	the adverse effects from accidents, safety incidents, or workforce disruptions;
●	the inability to sustain pricing levels for our products and services;
●	the risk of warranty claims and product returns;
●	changes in marketing of our products and services which could affect our marketing expenses and subscription levels;
●	the need for additional capital to support business growth and objectives;
●	payment processing risk;
●	foreign currency exchange rate fluctuations;
●	our dependence on suppliers and manufacturers to provide us with sufficient quantities of quality products in a timely fashion;
●	our limited control over our suppliers, manufacturers, and logistics partners;
●	the costs and risks associated with our complex regulatory, compliance, and legal environment;
●	our inability or failure to protect our intellectual property rights;
●	changes in tax laws and regulations;
●	failure to comply with the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”);
●	our status as a “foreign private issuer” under U.S. securities laws and the disclosure obligations which are applicable to us on the Nasdaq Capital Market;
●	our use of home country corporate governance practices instead of otherwise applicable Nasdaq corporate governance requirements;

S-18

●	the accuracy of our market growth forecasts;
●	our management team’s limited experience managing a public company;
●	the risk of earthquakes, fire, power outages, floods, public health crises, including the COVID-19 pandemic, and other catastrophic events, and to interruption by man-made problems such as terrorism;
●	our status as an “emerging growth company” and our election to comply with the reduced disclosure requirements as a public company that may make our Ordinary Shares less attractive to investors;
●	the risk that Ms. Jieting Zhao may have different interests than that of other shareholders;
●	the risk that Flying Height Consulting Services Limited may have different interests than those of other shareholders;
●	the risk that if we fail to establish and maintain an effective system of internal control over financial reporting, our ability to accurately and timely report our financial results or prevent fraud may be adversely affected, and investor confidence and the market price of our Ordinary Shares may be adversely impacted;
●	our intention to not pay dividends for the foreseeable future;
●	the risk that an active, liquid trading market may not develop or be sustained for our Ordinary Shares;
●	the risk that the laws of the Cayman Islands may not provide our shareholders with benefits comparable to those provided to shareholders of corporations incorporated in the United States;
●	the risk that, because we are a Cayman Islands company and all our business is conducted in Australia, you may be unable to bring an action against us or our officers and directors or to enforce any judgment you may obtain, and the U.S. regulatory bodies may be limited in their ability to conduct investigations or inspections of our operations in Australia; and
●	other factors and risks referred to under “Risk Factors” beginning on page S-7 of this prospectus supplement, page 10 of the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein.

While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, the ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks, uncertainties, events, and other important factors, which include, but are not limited to, the risks disclosed in the Risk Factors section of the Annual Report on Form 20-F for the year ended June 30, 2024, filed with the SEC on November 15, 2024, our unaudited consolidated financial statements for the six months ended December 31, 2024 and 2023, filed with the SEC on April 28, 2025, this prospectus supplement and the accompanying base prospectus and any subsequent reports to Annual Report filed with the SEC and the other documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The actual results could differ materially from our forward-looking statements. Consequently, you should not place undue reliance on any of these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to correct, update, or revise any forward-looking statement to reflect new information, future events or circumstances, or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus supplement.

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $67.4 million, after deducting estimated offering expenses payable by us and fee of the Placement Agent. We intend to use the net proceeds from this offering as follows:

(a)	at the Initial Closing, at least $10 million of the net proceeds to acquire cryptocurrency as a treasury asset for the Company’s balance sheet with the remainder of the net proceeds to be used for general corporate purposes and working capital;
(b)	at the Second Closing, the net proceeds will be used for general corporate purposes and working capital; and
(c)	at any additional Closing, at least 70.0% of the net proceeds to acquire crypto as a treasury asset for the Company’s balance sheet, and any remaining proceeds shall be used for general corporate purposes and working capital.

We will bear all of the expenses of this offering, and such expenses will be paid out of our general funds.

The amounts and timing of our actual expenditures will depend on numerous factors, including market conditions, the availability of investment opportunities and other factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds from this offering.

S-19

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance and sale by us in the February 2025 Registered Direct Offering of 796,813 Ordinary Shares and the Investor Warrants to purchase up to 1,195,220 Ordinary Shares for aggregate net proceeds of approximately $3.4 million, (ii) the Warrant Repurchase Transaction and the repurchase by us of the Investor Warrants for an aggregate purchase price of $896,415; and (iii) the issuance and sale of 500 Ordinary Shares for aggregate gross proceeds of $219.34 in the ATM Offering (collectively, the Pro Forma Adjustments”); and

●	on a pro forma as adjusted basis, to give further effect to the sale of $70,000,000 aggregate principal amount of Series A Notes in this offering pursuant to this prospectus supplement and after deducting sales commissions and estimated offering expenses payable by us.

The pro forma amounts shown below are unaudited. The information in the following table should be read in conjunction with and is qualified in its entirety by reference to our unaudited consolidated financial statements for the six months ended December 31, 2024 and 2023, and the other financial information incorporated by reference into this prospectus supplement.

	Actual		Pro Forma		Pro Forma As Adjusted
	$		$		$
Total cash and cash equivalents		741,855		3,248,195		71,848,195
Debt:
Secured:
Series A Notes		-		-		70,000,000
Unsecured:
Unsecured note payable		503,052		503,052		503,052
Total debt
Less unamortized discount and debt issuance costs		-		-		(1,400,000)
Less short-term debt and long-term debt due within one year		(503,052)		(503,052)		(503,052)
Total long-term debt		-		-		68,600,000
Shareholders’ Equity:
Ordinary shares, par value $0.0001 per share; 500,000,000 shares authorized, 20,123,386 shares issued and outstanding as of December 31, 2024; 21,020,597 shares issued and outstanding on a pro forma basis as of December 31, 2024; 21,020,597 shares issued and outstanding on a pro forma basis as of December 31, 2024, after giving effect to this offering.		2,012		2,102		2,102
Additional paid-in capital		19,014,389		21,891,426		21,891,426
Accumulated other comprehensive loss		56,649		56,649		56,649
Accumulated deficit		(11,673,834)		(12,044,621)		(13,444,621)
Total Shareholders’ Equity		7,399,216		9,905,556		8,505,556
Total Liabilities and Stockholders’ Equity		9,912,795		12,419,135		11,019,135

The foregoing table and discussion are based on 20,123,386 Ordinary Shares outstanding as of December 31, 2024.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future determination to pay dividends on our capital stock would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors considers relevant.

S-20

DESCRIPTION OF THE SERIES A NOTES

Set forth below is a description of the specific terms of the Series A Notes. This description supplements, and should be read together with, the description of the general terms and provisions of Senior Debt Securities set forth in the accompanying prospectus under the captions “Description of Debt Securities” and, to the extent it is consistent with the accompanying prospectus, replaces the description in the prospectus. The following description is not complete in every detail and is subject to, and is qualified in its entirety by reference to, the form of Note, which has been filed as an exhibit to the registration statement which this prospectus statement is a part.

General

The Series A Notes will rank senior to all outstanding and future indebtedness of the Company. The Company may issue Series A Notes in the aggregate original principal amount of up to an aggregate of $70,000,000, offered by this prospectus supplement and the accompanying prospectus.

The entire principal amount of the Series A Notes will mature and become due and payable, together with any accrued and unpaid interest, on the second anniversary of their issuance, unless earlier redeemed, repurchased or converted.

Ranking

The Series A Notes will be our senior secured obligation and will pari passu with the Private Placement Notes, senior in right of payment to all of our indebtedness that is expressly subordinated to the Series A Notes in right of payment, effectively senior to all our unsecured indebtedness to the extent of the collateral securing the Notes, effectively junior to all of our indebtedness secured by permitted liens, to the extent of the value of the assets subject to such permitted liens and to the extent such permitted liens have lien priority by contract or law and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries that are not party to the security documents.

Selling Price and Repayment Price

We are selling the Series A Notes at an issue price of 98.0% of its aggregate principal amount.

Security and Pledge

In connection with the Purchase Agreement, we and each of our direct and indirect Australian subsidiaries (collectively, Subsidiary Guarantor”) entered into a Security and Pledge Agreement in favor of the investors, as collateral agent. Our obligations under the Series A Notes will be secured by a first priority lien on substantially all our tangible and intangible assets (including Crypto Collateral), other than certain assets the holder has agreed to exclude from the collateral, subject to certain limitations (the “Collateral”).

Interest

Interest on the Series A Notes will accrue at the rate of 6% per annum. Interest on the Series A Notes will be payable in arrears on the first calendar day of each calendar month. In the event of a default or an “Event of Default” (as defined below) the Series A Notes will bear default interest at the rate of 13.0% per annum (“Default Interest”), from, and including, the date of such default or Event of Default, as applicable to, but excluding the date such Default is cured and all outstanding Default Interest under the Series A Notes has been paid.

Change of Control Redemption

If a Change of Control occurs, a holder of the Note will have the right to require us to repurchase such Note for a cash purchase price equal to the Change of Control Redemption Premium (as define below), plus accrued interest. A “Change of Control Redemption Premium” is an amount equal to 125% of the principal amount of a Note being redeemed.

Event of Default Redemption

If certain Event of Defaults (as set forth in the Note), then the outstanding original principal amount of the Note plus accrued and unpaid interest will immediately become due and payable. If a default or an Event of Default occurs, the Note will bear Default Interest until such Default is cured and all outstanding Default Interest has been paid.

Conversion Rights

The conversion rate will initially be 1,776 Ordinary Shares per $1,000 principal amount of the Note (equivalent to an initial conversion price of approximately $0.5772 per share of Ordinary Shares). The conversion rate with respect to the Series A Notes and the conversion price for the Series A Notes will be subject to adjustment as described below. The conversion price at any given time will be computed by dividing $1,000 by the conversion rate at such time.

S-21

Default

An “Event of Default” means the occurrence of any of the following:

●	the effectiveness of the Registration Statement lapses or the registration statement becomes unavailable for at least five consecutive days or more than ten days in total within a 365-day period;
●	the Ordinary Shares are suspended or threatened to be suspended from trading on an Eligible Market for five consecutive trading days;
●	we fail to cure a conversion failure by delivering the required number of Ordinary Shares within 5 trading days after the conversion or exercise date, or we fail to notify any Noteholder, publicly or otherwise, that it does not intend to comply with a valid conversion request;
●	the holder’s Authorized Share Allocation (as defined in the Note) is less than the number of Ordinary Shares that the holder would be entitled to receive upon a conversion of the full conversion amount of the Note at any time following the tenth consecutive day (except to the extent the Company is in compliance with section 12(b) of the Note;
●	we or our Subsidiaries failure to pay to the holder any amount of Principal, Interest, Late Charges or other amounts when and as due under this Note;
●	we or our Subsidiaries fail to cure a default, redemption, or acceleration of at least $250,000 of Indebtedness, excluding Other Notes;
●	at any time any shares of our Ordinary Shares issuable pursuant to the Series A Notes are not Freely Tradable; and such failure remains uncured for at least 2 trading days;
●	if bankruptcy, insolvency, reorganization, liquidation, or similar debtor relief proceedings are initiated by or against us or our Subsidiaries and are not dismissed within 20 days of initiation’
●	we or any of our Subsidiaries voluntarily commencing bankruptcy, insolvency, reorganization, or similar proceedings, or consenting to involuntary proceedings against them. It also includes filing for reorganization or relief, consenting to such filings by others, appointment of a custodian or receiver, assignments for creditors, or admitting inability to pay debts as they come due, as well as taking related actions like foreclosure sales;
●	if a court enters an order or judgment declaring the Company or our Subsidiaries bankrupt, insolvent, or subject to liquidation, reorganization, or similar proceedings, or appoints a receiver or similar official, and such order remains in effect without being stayed for 20 consecutive days;
●	a judgment exceeding $250,000 against the Company or our Subsidiaries constitutes a default if it is not bonded, discharged, settled, or stayed pending appeal within 20 days, except if covered by insurance or indemnity supported by satisfactory written confirmation;
●	if we or our Subsidiaries fails to pay any indebtedness over $250,000 when due (unless contested in good faith with reserves set aside), breaches any related agreement allowing acceleration or default declarations, or experiences any event likely to cause a material adverse effect on its business or financial condition;
●	if we or our Subsidiaries breaches any representation, warranty, covenant, or term of the Transaction Documents, except for curable breaches of covenants or terms which must remain uncured for two consecutive trading days to constitute a default;
●	if we make a false or inaccurate certification regarding whether the Equity Conditions are met, if there has been any Equity Conditions Failure (as defined in the Note), or whether any Event of Default has occurred;
●	any breach or failure in any respect by the Company or any Subsidiaries to comply with any provision of Section 15 of this Note;
●	any Material Adverse Effect (as defined in the Securities Purchase Agreement) occurs;
●	if any provision of any Transaction Document (as defined in the Note) ceases to be valid, binding, or enforceable against the parties involved (other than as expressly allowed), if its validity or enforceability is contested, if a proceeding is commenced to challenge its validity or enforceability, or if the Company or any Subsidiary denies in writing any liability or obligation under the Transaction Documents;
●	if any Security Document (as defined in the Note) fails to create or maintain a valid, perfected, and first-priority lien on the collateral in favor of the Collateral Agent, or if any material provision of a Security Document becomes invalid, unenforceable, or contested, or if proceedings are initiated to challenge its validity or enforceability;

S-22

●	any material damage, loss, or disruption to the Company’s or Subsidiary’s collateral or operations lasting more than 15 consecutive days, such as due to natural disasters, labor disputes, or other casualties, that could have a material adverse effect constitutes a default;
●	the Custodian (as defined in the Security Agreement) ceases to be the custodian of the cryptocurrency assets without the prior written consent of the Collateral Agent;
●	the Collateral Agent fails to have electronic access to the records of the Custodian with respect to the cryptocurrency assets held by the Company and/or any of its Subsidiaries, from time to time;
●	we issue any instructions, directly or indirectly, to the Custodian in violation of any term or condition of any Note or any other Transaction Documents;
●	the Market Capitalization as reported at the close of trading on the Principal Market is lower than $3,000,000 for at least 5 Trading Days during any 7 Trading Day period;
●	a Volume Deficiency Event (as defined in the Note) has occurred on any 3 Trading Days over any consecutive 10 Trading Day period;
●	any Change of Control occurs, or the Company enters into any agreement to effect a Change of Control;
●	a Fundamental Transaction occurs, or the Company enters into any agreement to effect a Fundamental Transaction; or
●	any Event of Default (as defined in the Other Notes) occurs with respect to any Other Notes.

Limitations on Conversion

No party may convert all or portion of a Note pursuant to the Note if as a result of the conversion or issuance, a holder and its affiliates would beneficially own in excess of 9.99% of the Ordinary Shares. However, a holder may increase or decrease such percentage to any other percentage not in excess of 9.99%; provided that any increase in such percentage shall not be effective until 61 days after such notice to the Company. In the event that the issuance of shares of Ordinary Shares to a holder upon conversion of, or otherwise pursuant to, the Series A Notes results in such holder and its affiliates being deemed to beneficially own, in the aggregate, more than the maximum percentage described in the preceding sentence of the number of outstanding shares of our Ordinary Shares (as determined under Section 13(d) or Rule 16a-1(a)(1) of the Exchange Act), the number of shares so issued by which the holder’s and its affiliates’ aggregate beneficial ownership exceeds such maximum percentage will be deemed null and void and will be cancelled ab initio, and the holder will not have the power to vote or to transfer such excess shares.

Certain Covenants

The Series A Notes require that we do not and do not permit any of the Subsidiary Guarantors to:

●	incur, guarantee, assume or suffer to exist any indebtedness, other than “Permitted Indebtedness” (as defined in the Note);
●	allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by us or any of the Subsidiaries, other than “Permitted Liens” (as defined in the Note);
●	redeem, defease, repurchase, repay or make any payments if (i) any Event of Default has occurred under the Note or (ii) any event has occurred and is continuing which, with passage of time would constitute an Event of Default;
●	redeem, repurchase or declare or pay any cash dividend or distribution on any of its capital stock;
●	sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or the Subsidiaries owned or thereafter acquired whether in a single transaction or a series of related transactions, other than transactions (i) in the ordinary course of business consistent with past practices and (ii) sales of inventory and product in the ordinary course of business;
●	permit any Indebtedness of the Company or the Subsidiaries to mature or accelerate prior to the Maturity Date (as defined in the Note);
●	engage in any action that could cause the transfer of the Note Purchased Crypto and any other cryptocurrency assets of the Company to the Subsidiaries;
●	enter into, renew, extend or be a party to, any transaction or series of related transactions or series of related transactions with any affiliate nor permit our subsidiaries to do the same, unless the transaction or transactions are for fair consideration and on terms no less favorable than would be obtainable in a comparable arm’s length transaction;
●	without the prior written consent of the holders of a majority in aggregate principal amount of the Series A Notes then outstanding, (i) issue any promissory notes or (ii) issue any other securities that would cause a breach or default under this Series A Notes or the other Series A Notes; and
●	(i) at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law that may affect the covenants or the performance of the Note; (ii) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Holder by this Note.

The Series A Notes require that we and the Subsidiary Guarantors:

●	hold all of its Note Purchased Crypto and any other cryptocurrency assets in the Blocked Custodial Account (as defined in the Security Agreement)
●	maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.
●	maintain and preserve all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;
●	take all action necessary or advisable to maintain all of the Intellectual Property Rights (as defined in the Purchase Agreement) that are necessary or material to the conduct of its business in full force and effect;
●	maintain director and officer’s insurance with responsible and reputable insurance companies or associations in at least an aggregate amount of One Million Dollars ($1,000,000);
●	upon acquiring or forming each New Subsidiary, we are required to ensure the New Subsidiary executes and delivers all required Security Documents and Guaranties to the Note holders, and provide a satisfactory legal opinion to the Collateral Agent and Required Holders regarding the New Subsidiary’s obligations and guarantees. Additionally, the Company shall deliver physical share certificates with undated share powers or, for uncertificated shares, provide confirmation that the security interest has been properly transferred and perfected in favor of the Collateral Agent;
●	(i) provide Collateral Agent not less than thirty (30) days’ prior written notice of any change in the location of any Collateral (as defined in the Security Documents); (ii) advise the Collateral Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon and (iii) execute and deliver to the Collateral Agent for the benefit of the Holder and holders of the other Series A Notes; and
●	pay when due all taxes, fees or other charges of any nature whatsoever now or thereafter imposed or assessed against us and the Subsidiaries.

Minimum Liquidity

We are required to have an amount equal or exceed $500,000 as of the last calendar day in each fiscal quarter.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material U.S. federal income for the Series A Notes. This discussion deals only with Series A Notes held as capital assets and does not deal with special situations under U.S. federal income tax laws to a United States holder.

For purposes of this discussion, a “United States holder” means a beneficial owner of debt securities that is:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state of the United States or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-United States holder” is a beneficial owner of debt securities that is not a United States holder and is not a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes).

If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns Series A Notes or Warrants, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding any of the debt securities, you should consult your tax advisors.

The discussion below is based upon the provisions of the Internal Revenue Code and regulations, rulings and judicial decisions as of the date of this prospectus supplement. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different than those discussed below. The discussion set forth below also assumes that all debt securities issued under this prospectus supplement constitute debt for U.S. federal income tax purposes.

You should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the ownership of the Series A Notes, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Consequences to United States Holders

Payments of Interest

Except as described below under “—Original Issue Discount,” interest on the Series A Notes will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for U.S. federal income tax purposes.

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Original Issue Discount

The Series A Notes have an “issue price” that is less than their “stated redemption price at maturity” (the sum of all payments to be made on the debt security other than “qualified stated interest”). The issued Series A Notes will generate original issue discount (“OID”) in an amount equal to that difference. The “issue price” of the Series A Notes is the Initial Securities Purchase Price, minus any value allocated to the Warrants. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and the interest to be paid meets all of the following conditions:

●	it is payable at least once per year;

●	it is payable over the entire term of the debt security; and

●	it is payable at a single fixed rate or, subject to certain conditions, based on one or more interest indices.

You generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs. This method takes into account the compounding of interest.

The amount of OID that you must include in income if you are the initial United States holder of an OID debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an OID debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

●	the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

●	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, and reduced by any payments previously made on the debt security other than a payment of qualified stated interest. Under these rules, you will generally have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on the Series A Notes held by persons of record other than certain holders.

You may elect to treat all interest on the Series A Notes as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, and unstated interest. You should consult with your own tax advisors about this election.

Sale, Exchange or Retirement of Series A Notes or Warrants

Your tax basis in the Series A Notes will, in general, be the initial purchase price increased by OID, market discount. The basis of each security will depend on the portion of the initial purchase price allocated to that security.

Upon your sale, exchange, retirement or other taxable disposition of the Series A Notes or Warrants, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition of that security (less, in the case of the Series A Notes, an amount equal to any accrued and unpaid qualified stated interest, which will be taxable as interest for U.S. federal income tax purposes if not previously taken into income) and your adjusted tax basis in those securities. Generally, that gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale, exchange, retirement or other disposition, the debt securities have been held for more than one year. Long-term capital gains of non-corporate taxpayers are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

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Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal, premium, if any, redemption price, if any, OID, if any, interest and other amounts paid to you on the Series A Notes and to the proceeds of sales of the Series A Notes or Warrants made to you unless you are an exempt recipient. A backup withholding tax may apply to such payments if you fail to provide a correct taxpayer identification number or certification of exempt status or fail to report in full dividend and interest income.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

Net Investment Income of Certain Persons

A 3.8% tax is imposed on the “net investment income” of certain individuals and on the undistributed “net investment income” of certain estates and trusts. Among other items, net investment income generally includes gross income from interest, dividends and net gains from certain property sales, less certain deductions. We urge you to consult with your tax advisor regarding the possible implications of this tax in your particular circumstances.

Consequences to Non-United States Holders.

Non-United States Holders are subject to U.S. federal income tax withholding and disclosure rules that do not apply to United States Holders. Any Non-United States Holder should consult competent U.S. tax counsel concerning the U.S. federal income and estate tax consequences of holding Series A Notes.

The foregoing discussion is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership or disposition of the Securities. Prospective purchasers of the Series A Notes and Warrants should consult their own tax advisers concerning the tax consequences of their particular situations.

CONCURRENT PRIVATE PLACEMENT

The Investors may also purchase up to an additional $30,000,000 in Private Placement Notes in the Concurrent Private Placement, on substantially the same terms as the Notes being offered by this prospectus supplement and the accompanying base prospectus. The Concurrent Private Placement is contingent on the closing of this offering and the satisfaction of certain other customary conditions. The Investors will be entitled to certain registration rights with respect to the Private Placement Notes. There is no guarantee that the Concurrent Private Placement Offering will close or that the Private Placement Notes will be issued.

We will use the net proceeds from the Concurrent Private Placement as follows: at least 70% of the net proceeds from any closing will be used to purchase cryptocurrencies, with the remaining 30% of net proceeds being used for working capital and general corporate purposes.

PLAN OF DISTRIBUTION

The terms of this offering were subject to market conditions and negotiations between us and the Investor. We entered into the Purchase Agreement directly with the Investor undersigned therein who have agreed to purchase the Series A Notes and Ordinary Shares issuable upon conversion of the Series A Notes. The form of the Purchase Agreement is included as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC and that is incorporated by reference into the registration statement of which this prospectus supplement forms a part.

We currently anticipate that the Initial Closing is expected to take place on or about September 23, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the offering will be approximately $67.4 million, after deducting estimated offering expenses payable by us and placement agent commission. Our obligation to issue the Ordinary Shares issuable upon conversion of the Series A Notes to the noteholders is subject to the terms and conditions set forth in the Series A Notes and the Securities Purchase Agreement, including restrictions on our ability to issue any other securities at any time and Series A Notes remain outstanding.

We engaged the Placement Agent as exclusive placement agent to solicit offers to purchase the Series A Notes offered by this prospectus supplement. The Placement Agent is also acting as placement agent for the Concurrent Private Placement. We have agreed to, at each closing of the offering, (a) pay the Placement Agent a cash fee equal to 4.0% of the cash proceeds of the of the Company, after deducting solely the proceeds allocated to acquire cryptocurrency pursuant to Section 4(d) the Purchase Agreement, (b) issue to the Placement Agent the Placement Agent Shares, with the market value (based on the closing price prior to the date of the issuance of such Ordinary Shares) equal to 2.0% of the cash proceeds of the Company allocated to acquire cryptocurrency pursuant to Section 4(d) the Purchase Agreement, (c) reimburse the Placement Agent for fees and expenses of legal counsel and other out-of-pocket expenses in the amount of $45,000, and (d) pay the Placement Agent’s closing costs, which shall also include the reimbursement of the out-of-pocket cost of the escrow agent or clearing agent, as applicable, which closing costs shall not exceed $15,950. We have also agreed to file a resale registration statement on Form F-3 to register the Placement Agent Shares as soon as practicable, but in any case by the earlier of: (i) November 30, 2025 and (ii) subject to the Investor’s consent, the date of the filing of the Registration Statement (as defined in the Purchase Agreement) for the concurrent private placement contemplated by the offering, which Placement Agent Shares shall be included in such Registration Statement.

We do not intend to apply to list the Series A Notes on any securities exchange or for quotation on any inter-dealer quotation system.

Our Ordinary Shares is listed on the Nasdaq Capital Market under the symbol “FTEL”.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC.

S-26

LEGAL MATTERS

We have been represented by Han Kun Law Offices LLP with respect to certain legal matters as to United States federal securities and Delaware State law and the validity of the issuance of the Series A Notes to be offered by this prospectus supplement. The validity of the issuance of the Note Shares to be offered by this prospectus supplement will be passed upon for us by Ogier, our legal counsel in the Cayman Islands. Haynes and Boone, LLP, New York, New York, is acting as counsel to the Placement Agent in connection with certain legal matters related to this offering.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended June 30, 2024 and June 30, 2023 incorporated by reference in the accompanying prospectus have been so included in reliance on the report of Astra Audit & Advisory LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a Registration Statement on Form F-3 with the SEC under the Securities Act. This prospectus supplement and the accompanying prospectus are part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. You can obtain a copy of the registration statement from the SEC for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Documents By Reference” are also available on our website: www.fitellcorp.com. The information on the SEC’s website is not part of this prospectus supplement and the accompanying prospectus, and any references to this website or any other website are inactive textual references only.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

S-27

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement and the accompanying prospectus. Information that is incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and you should read it with the same care that you read this prospectus supplement and the accompanying prospectus. Later information that we file with the SEC will automatically update and supersede the information that is either contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference into this prospectus supplement and the accompanying prospectus the following:

●	Our Reports of Foreign Issuer on Form 6-K filed with the SEC on February 7, 2025, February 10, 2025, February 10, 2025, March 24, 2025, April 3, 2025, April 10, 2025, April 28, 2025 (as amended on Form 6-K/A filed with the SEC on July 16, 2025), May 28, 2025, June 17, 2025, July 16, 2025 and August 15, 2025;
●	Our Annual Report on Form 20-F for the year ended June 30, 2024, filed with the SEC on November 15, 2024; and
●	Our Form 8-A, filed with the SEC on August 7, 2023, registering our ordinary shares under Section 12(b) of the Exchange Act, as amended by Exhibit 2.4 to our Annual Report on Form 20-F for the fiscal year ended June 30, 2024, and any amendment or report filed with the Securities and Exchange Commission for purposes of updating such description.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all documents that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the securities made by this prospectus supplement and the accompanying prospectus. These documents include periodic reports, such as Annual Reports on Form 20-F and Reports of Foreign Private Issuer on Form 6-K.

Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or any subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement.

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PROSPECTUS

$150,000,000 of

Ordinary Shares

Debt Securities

Warrants

Rights

and

Units

Fitell Corporation

We may, from time to time, in one or more offerings, offer and sell up to $150,000,000 of our ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), debt securities, warrants, rights, and units, or any combination thereof, together or separately as described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. In this prospectus, references to the term “securities” refers, collectively, to our Ordinary Shares, debt securities, warrants, rights, and units, and securities that may be convertible or exchangeable into the foregoing. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of the securities offered, please see “Plan of Distribution” in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we offer and sell securities, we will provide you with a prospectus supplement to this prospectus that will describe the specific amounts, prices and other important terms of such offering.

We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, any prospectus supplement, and any free writing prospectus before you invest in any of our securities. The prospectus supplement and any related free writing prospectus may add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, you must rely on the information in the prospectus supplement and any related free writing prospectus that we provided to you. You should read carefully this prospectus, the applicable prospectus supplement, and any related free writing prospectus, as well as the documents incorporated or deemed to be incorporated by reference, before you invest in any of our securities. This prospectus may not be used to offer or sell any securities unless accompanied by the applicable prospectus supplement.

Our Ordinary Shares are listed on the Nasdaq Capital Market, or “Nasdaq,” under the symbol “FTEL.”

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 10 of this prospectus and risk factors set forth in our most recent annual report on Form 20-F, in other reports incorporated herein by reference, and in an applicable prospectus supplement under the heading “Risk Factors.”

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus or any prospectus supplements are being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in the applicable prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Neither the U.S. Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 5, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings, up to a total offering amount of $150,000,000.

This prospectus provides you with a general description of the securities we may offer. This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other documents are not necessarily complete. If the SEC rules and regulations require that an agreement or other document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters. This prospectus may be supplemented by a prospectus supplement that may add, update, or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and any prospectus supplement or other offering materials together with additional information described under the headings “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering. A prospectus supplement may also add, update, or change information contained in this prospectus (including documents incorporated herein by reference). If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Incorporation of Documents by Reference” before investing in any of the securities offered.

The information in this prospectus is accurate as of the date on the front cover. Information incorporated by reference into this prospectus is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in this prospectus is accurate as of any other date.

You should rely only on the information provided or incorporated by reference in this prospectus or in the prospectus supplement. We have not authorized anyone to provide you with any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. This document may only be used where it is legal to sell these securities.

As permitted by SEC rules and regulations, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at its website or at its offices described below under “Where You Can Find Additional Information.”

ii

Use of Certain Defined Terms

Unless otherwise indicated or the context requires otherwise, references in this annual report to:

● “Articles” are to the amended and restated articles of association of the Company as adopted by special resolution passed on 8 January 2024;

● “Articles and Memorandum” are to the Articles and Memorandum, collectively;

● “AUD” are to Australian Dollars, the legal currency of Australia;

● “Companies Act” are to the Companies Act (Revised) of the Cayman Islands;

● “Exchange Act” are to the Securities Exchange Act of 1934, as amended;

● “FINRA” are to the Financial Industry Regulatory Authority;

● “Fitell,” “the Company,” “we,” “us,” or “our” refer to Fitell Corporation, a Cayman Islands exempted company incorporated under the laws of Cayman Islands on April 11, 2022, and its consolidated subsidiaries, through which it conducts its business;

● “FY2024” are to the financial year ended June 30, 2024;

● “FY2023” are to the financial year ended June 30, 2023;

● “GD” are to GD Wellness Ptd Ltd, a wholly-owned operating subsidiary of KMAS, incorporated under the laws of Australia on July 22, 2005;

● “IPO” are to the Company’s initial public offering which was consummated on August 10, 2023;

● “KMAS” are to KMAS Capital and Investment Pty Ltd, a company incorporated under the laws of Australia on July 26, 2016, a wholly-owned subsidiary of Fitell which holds all of the issued and outstanding shares of our operating subsidiary GD;

● “Memorandum” are to the amended and restated memorandum of association of the Company as adopted by special resolution passed on 8 January 2024;

● “$,” “U.S. dollars,” or “dollars” are to the legal currency of the United States;

● “SEC” are to the Securities and Exchange Commission;

● “Securities Act” are to the Securities Act of 1933, as amended;

● “Shares”, “shares,” or “Ordinary Shares” are to the Ordinary Shares of Fitell Corporation, par value $0.0001 per share; and

● “SKMA”, are to a company owned by Ms. Jieting Zhao, incorporated under the laws of the British Virgin Islands.

Our business is and has been conducted in Australia through our Australian subsidiary GD Wellness Pty Ltd since our inception, using Australian dollars, the currency of Australia. Our financial statements are presented in United States dollars. In this annual report, we refer to assets, obligations, commitments and liabilities in our financial statements in United States dollars. These dollar references are based on the exchange rate of Australian dollars to United States dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of United States dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties, including statements relating to our future financial performance and results, financial condition, business strategy, plans, goals and objectives, including certain projections, milestones, targets, business trends, and other statements that are not historical facts. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future; although not all forward-looking statements contain these identifying words. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, the ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks, uncertainties, events, and other important factors, which include, but are not limited to, the risks disclosed in the Risk Factors section of the Annual Report on Form 20-F for the year ended June 30, 2024, filed with the SEC on November 15, 2024 (the “Annual Report”), this prospectus and any subsequent reports to Annual Report filed with the SEC and the other documents which are incorporated by reference in this prospectus. The actual results could differ materially from our forward-looking statements. Any of these risk factors could cause our actual results, performance or achievements, or industry results to differ materially from those expressed or implied in our forward-looking statements. Consequently, you should not rely on any of these forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this prospectus, any subsequently filed prospectus supplement and our other filings with the SEC. This prospectus, any subsequently filed prospectus supplement and our annual and current reports attempt to advise interested parties of the risks and factors that may affect our business, financial condition and results of operations and prospects. The forward-looking statements made in this report speak only as of the date hereof and we disclaim any obligation, except as required by law, to provide updates, revisions or amendments to any forward-looking statements to reflect changes in our expectations or future events.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information about us and selected information contained elsewhere in or incorporated by reference into this prospectus. This prospectus summary is not complete and does not contain all of the information that you should consider before making an investment decision. For a more complete understanding of the Company, you should read and consider carefully the more detailed information included or incorporated by reference in this prospectus and any applicable prospectus supplement or amendment, including the factors described under the heading “Risk Factors,” beginning on page 10 of this prospectus, as well as the information incorporated herein by reference, before making an investment decision.

History and Development of the Company

We are a holding company incorporated in the Cayman Islands under Cayman Islands Law on April 11, 2022 under the name “Fitell Corporation”. We have no substantive operations other than holding all of the issued and outstanding shares of KMAS, which holds all of the issued and outstanding shares of our operating subsidiary, GD. The address and telephone number of our principal business office is 23-25 Mangrove Lane, Taren Point, NSW 2229, Australia, +612 95245266 and the name, address and telephone number of our US agent is Cogency Global Inc., 122 East 42nd Street, 18th Floor, New York, NY 10168, (800) 221-0102. Our website address is https://www.fitellcorp.com/. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus and is not incorporated by reference herein. We have included our website address in this prospectus solely for informational purposes. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically, with the SEC at www.sec.gov.

Our wholly owned operating subsidiary, GD, was founded in 2005. Upon our reorganization, on May 4, 2022, the Company issued 280,000 Ordinary Shares each to L&H Investment Management Limited, a company incorporated under the laws of the British Virgin Islands, and PRMD Investment Consultation Company Limited, a company incorporated under the laws of the British Virgin Islands, representing issuances to our co-founders. In addition, one (1) Ordinary Share was transferred to SKMA from the registered office service provider in the setup of the Company.

On May 5, 2022, we entered into a Share Exchange Agreement (“Share Exchange Agreement”) with KMAS, which holds all of the issued and outstanding shares of GD, and SKMA, which holds all of the issued and outstanding shares of KMAS, pursuant to which the Company shall acquire all of the shares in KMAS from SKMA in exchange for the Company issuing 6,439,999 Ordinary Shares to SKMA in accordance with the terms of the Share Exchange Agreement.

Initial Public Offering

On August 10, 2023, the Company closed the IPO. The Ordinary Shares were priced at $5.00 per share, and the offering was conducted on a firm commitment basis. The aggregate gross proceeds of the Offering were US$15 million before deducting underwriting discounts, commissions and other related expenses. In addition, Fitell has granted the underwriters a 45-day option to purchase up to an additional 450,000 ordinary shares at the public offering price, less underwriting discount and commissions. The shares began trading on the Nasdaq Capital Market on August 8, 2023 under the symbol “FTEL.”

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Business Overview

Founded in 2005 and headquartered in New South Wales, Australia, GD is a wholly owned subsidiary of Fitell. We operate in Australia and are an online retailer of gym and fitness equipment both under our proprietary brands and other brand names. Our mission is to build an ecosystem with a whole fitness and wellness experience powered by technology to our customers. GD has served over 100,000 customers with large portions of sales from repeat customers over the years, which we believe to be a testament of our product quality and brand loyalty. Our brand portfolio can be categorized into three proprietary brands under our Gym Direct brand: Muscle Motion, Rapid Motion, and FleetX, in approximately 2,000 stock-keeping units (SKUs).

In addition to our all-around fitness equipment portfolio to individual and commercial customers, we launched three new business verticals with integration of technology in 2021.

1.	Smart Connected Equipment: Still in development and initiated in May 2021, our smart fitness equipment is a natural extension of our core business and includes interactive exercise bikes and workout mirrors. We expect commercial launch in April 2025, with retail products being available in March 2025.

2.	1FinalRound: Our AI-powered interactive platform with our proprietary online training content and capability to be interactive with personal trainers, follow members and track workout progress.

3.	Boutique Fitness Clubs Licensing: Leveraging our years of experience in the fitness and wellness industry servicing both businesses and individual customers, we launched our licensing business in late 2021. mYSTEPS Training Clinic, a new concept fitness club chain, is our first licensee and dedicated to helping fitness-savvy and health-conscious consumers with higher disposable incomes achieve a motivating and healthy lifestyle with an engaging and dynamic fitness community in both online and offline settings.

Sales and Marketing

In our fitness equipment business segment, we sell our products directly to customers through online or offline platforms. Revenue from our own e-commerce website accounted for approximately 58.72% of our total sales for the fiscal year ended June 30, 2024, with the remaining sales derived from commercial sale orders, our showroom and phone orders as well as third party channels, such as Bunnings Marketplace and eBay. Our marketing strategy focuses on delivering fitness equipment to our customers and, in the future, to our licensees and their members and raising awareness of our brand through a broad range of channels. These channels include Google Search (organic and paid), Google Shopping Campaign, Google Ads word, affiliate partners programs, social media such as Facebook and Instagram, e-mail marketing, SMS marketing, E catalogue, and First Australia Fitness Mobile App. We utilize a multi-prong marketing strategy focused on attracting and educating prospective customers and licensees, driving demand with new and existing customers and increasing general awareness and affinity for our brand. Our loyalty program Gym Direct Lion Rewards Club is used to encourage both repeat purchases and order sizes and enhance brand loyalty.

Online

In our online business, we predominately sell our fitness products directly to consumers through our website GymDirect.com.au, which was first launched in 2007. Customers can find the three proprietary brands of Gym Direct along with other fitness equipment retail brands on our e-commerce website. All of our products are listed on our website, which is also a key channel for our customer acquisition.

Offline

Our offline business is conducted through phone, e-mail, and showroom sales for large and repeat customers. We generally provide opportunities for our commercial or repeat customers (including fitness studios, gyms, and government institutions) to view our products prior to ordering to help secure large customer orders. Alternatively, we often customize the combination of products to our commercial customers based on their budgets and actual floor plans. Our showroom carries a large variety of strength and cardio equipment and other fitness equipment/machines as well as accessories. In addition, we offer programs that provide price promotion to incentivize sales, such as our Lion Loyalty Reward Program and Special EDM campaign that target different groups of customers on a regular basis.

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Licensing Business Marketing

Propelled by the momentum of our first licensee, our primary focus for marketing to prospective licensees includes a mix of social, digital, search, referral, and experiential marketing. We offer prospective licensees a turnkey solution with our high-quality products and license our trademarks, including Gym Direct, Muscle Motion, FleetX, and Rapid Motion, which cover the functional needs of the studios as well as enable users to access the one-stop shop of Gym Direct via website or application.

In addition, with the introduction of 1FinalRound and smart connected fitness equipment via our corporate website and application, which are accessible to our licensees, we are able to broaden our marketing coverage virtually as well as with our physical branded products. We believe the coverage of the brand awareness extends beyond the physical locations of our licensees and penetrates into wider markets and segments of fitness consumers.

Product Design and Innovation

To provide our customers with high quality user experience, we constantly search for creativity and innovation to expand and diversify our product portfolio by leveraging different resources and channels. Our procurement team identifies trends and popular fitness equipment development locally and globally to create on-trend fitness equipment and content for our customers and users. Our customer team also conducts surveys periodically to obtain feedback for product modification and improvement. After identifying new trends or product types, we will consult with our in-house product development advisors and engineer designers from suppliers to co-develop such fitness equipment. Our suppliers will then complete the manufacturing and provide sample products for inspection and testing. After this process, we will confirm the purchase order with our suppliers for the newly developed product.

Suppliers and Customers

We enjoy a broad network of our product suppliers and customers. In addition, searching for qualified alternative suppliers and manufacturers has been our priority, which we believe will limit the risks of single source of supply, and we have developed contingency plans for supply disruptions. We currently have 27 suppliers, 12 of which are Australian suppliers and 15 are overseas suppliers.

Approximately 85% of our products come from overseas suppliers and they predominantly manufacture made-to-order products, such as commercial machine equipment XRFM series and FT1009 under our proprietary brands Muscle Motion and Rapid Motion and FX AB03 bike and FleetX Rower are under our proprietary brand FleetX. Payment terms with our suppliers vary.

Below is a tabular summary of our relationships with suppliers that represent over 5% of our supplies:

Supplier Name	Product Name	Terms
Kynson Limited (23.68%)	Motion Bikes and Spin Bikes	Payment within 7 days from invoice date

Nantong Tengtai Sporting Fitness (16.83%)	Rubber Hex Dumbbells	Payment paid against copy of B/L. Seller releases the B/L to buyer after receiving payment.

Nantong Duro Fitness Co., Ltd. (7.09%)	Weight Plates	Payment within 14 days from receiving goods.

Qingdao Imbell Sporting Goods Co., Ltd (8.58%)	Strength Products	Payment paid against copy of B/L. Seller releases the B/L to buyer after receiving payment.

Morgan Imports Pty Ltd (5.23%)	Boxing & MMA products	1st of the following month.

The top four suppliers representing over 5% of the Company’s supplies are based in China. The Company has not entered into any written agreements with these four suppliers, but places purchase orders with these three suppliers as needed. The remaining supplier is based in Australia. The company has not entered into any written agreements with this supplier, but places purchase orders with it. The Company has no material affiliations or relationships with any of the above five suppliers.

In the twelve-month period ended June 30, 2024, we received 17,926 orders and 26,266 customers, an increase of 18.0% and an increase of 13.1%, respectively, compared to the same period in 2023. In the twelve-month period ended June 30, 2023, we received 15,189 orders and 23,231 customers, a decrease of 42.6% and a decrease of 41% respectively, compared to the same period in 2022. This was primarily due to the management has strategically lower the selling prices or our products in order to cope with the recent economic conditions in Australia.

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Our e-commerce conversion rates have decreased by 1.37% from 0.73% in fiscal year 2023 to 0.72% in fiscal year 2024. Approximately 34.4% of orders were from existing customers and the average purchase frequency was 2.2 across all customers in fiscal year 2024. The number of our repeat customers increased from 3,793 in fiscal year 2023 to 3,937 in fiscal year 2024. Based on our database, customers stood at 198,163 members by end of fiscal year 2024, compared to 171,897 members at the end of fiscal year 2023, which we believe reflects the ability of the business to respond in economic downturn with challenging obstacles.

Below is a tabular summary of our online customer purchase data:

Status	# of Customers	Average Size of Order	Average Total Spending
First time Customers FY2024	12,261	1.3 Units	$254.13
Return Customers FY2024	3,937	4.6 Units	$304.77

We received 17,926 orders and acquired 26,266 customers in fiscal year 2024, an increase of 18.0% and 13.1%, respectively, compared to the same period of fiscal year 2023.

In addition to our retail customers, our commercial customers include chains of fitness gyms and studios, government agencies, schools, healthcare providers and educational institutions.

Below is the graph summary of revenue by customer type:

Growth Strategy

Our goal is to grow our fitness equipment business segment while continuing to engage and retain our loyal community of customers and fitness platform members. Our business development and expansion strategies over the next two to three years are as follows:

Increase Fitness Equipment Product Marketing

●

We currently rely primarily on organic traffic through search engine optimization to achieve customer acquisition. Leveraging our high-ranking position in search engine result pages, we intend to expand our strategic investment on marketing campaigns in Key Opinion Leaders (KOLs), sponsoring sports events and outdoor advertisement.

Development of Private-Label Cardio Equipment

●	The profit margin for cardio fitness equipment is higher than that of strength and weight equipment. We intend to develop our proprietary branded cardio equipment to increase our profitability in the market.

Development of Gym Direct Mobile Application

●	Traditionally, we only use our e-commerce website as a platform to sell our products and communicate with our retail customers. We are now developing a native mobile application to further expand the marketing platform and provide easy, repeatable and convenient shopping experiences for customers, which will also be beneficial in tracking consumer trends and purchasing data. The beta versions of these platforms have been in trial stages since March 2022 and the official version has been launched since November 2023.

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Development of Smart Connected Equipment and Digital Fitness Program

●	Digital subscription-based machines have led the trend in the U.S. market, such as Mirror, Peloton, Tonal, where the demand for interactive fitness applications has risen. We plan to expand into this market in Australia and Southeast Asia where the concept of the home gym has not been fully deployed.

●	Growing brand awareness.

●	Improving member experience.

●	Leveraging our database of customers which we have accumulated from the sales of fitness equipment to increase interactive cardio equipment sales and subscription revenues.

●	Continuing to launch new and innovative content and products.

Opportunities to Explore Other Revenue Streams

●	Leveraging our expertise in targeting health-conscious consumer audiences, we plan to develop a host of solutions for white-label functional health supplement products, including muscle building beverages, vitamins and other sports nutrition products in Australia and Asia-Pacific regions. We have engaged an Australian pharmaceutical company to develop formulas for muscle protein powder, multi-vitamins and post-exercise drinks. These products are developed based on the existing data and feedback we received from our customers and intend to target these health-conscious consumers.

●	Leveraging our expertise in developing and marketing fitness equipment, there is the opportunity for us to expand our businesses into used fitness equipment sales (e-commerce), including used home cardio machines and other domestic used fitness equipment.

●	In addition, we also intend to expand our business segments to target the health and fitness needs of our target consumers in the following cross selling opportunities: apparel, niche sports and health equipment, and sporting footwear, among others, which widen the shopping choices to fitness-conscious or generic consumers.

Supply Chain Challenges and Strategies

●	Buying cost remain stable:

Subsequent to the COVID-19 pandemic, the cost of raw materials has remained relatively stable in the last one to two years. Our buying cost in the fiscal year ended June 30, 2024 has remained relatively constant, as compared to the fiscal year ended June 30, 2023.

●	Leading time remain stable:

Subsequent to the COVID-19 pandemic, the leading time of manufacturing and logistics has been stabilized and back to normal. The Sea freight in the fiscal year ended 2024 and 2023, usually took approximately 3 to 4 weeks, as compared to up 6 to 8 weeks during the COVID-19 pandemic.

●	Logistics cost increase:

During the fiscal year 2024, sea freight costs increased dramatically by approximately 190.5%, the significant increase in logistic cost was due to the drop in supply of available shipping vessels on a global basis, due to recent geopolitical tensions.

●	Delivery time remain stable:

Subsequent to the COVID-19 pandemic, delivery time was back to normal and was approximately 1 to 2 business days to metro and NSW areas in Sydney, Australia, 2 to 3 business days in transit for interstate or other metro cities, and approximately 5 business days to remote areas in the fiscal year ended June 30, 2024 and 2023.

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●	Strategies for Possible Out-of-Stock Products

Due to the increased sea freight cost and the delays in shipment, we increased our minimum order quantity (MOQ) to ensure sufficient stock. In the meantime, we also intend to engage with a third party logistic (3PL) service provider overseas as a satellite warehouse to improve stock availability to meet in-time delivery. As the peak of the pandemic eased, stock returned to usual levels by April 2022 when the pandemic effects around the world became more stable.

●	Actions and Initiatives to Mitigate Challenge

○	We believe the establishment of 3PLs in both overseas locations and interstate locations will significantly reduce our logistic costs while maintaining higher efficiency rates with sound procurement procedures;

○	“Catch me if you can” strategy: Constant launch of innovative and unique products to ensure healthy and above-average gross profit margins;

○	Natural hedging strategy with expansion of licensing business in South-East Asia;

○	Frequent pricing review procedures to ensure our competitiveness while avoiding any pricing wars by strategically bringing new offers of services and products;

○	The position of GD, with both virtual training modules and physical products offerings, gives competitive advantages to our business while mitigating the objective challenges.

Competition

The market for all fitness-related products is highly competitive. However, we believe our quality, innovation, pricing and loyal customers position us competitively in the marketplace. We are not only involved in at-home fitness equipment but also in commercial equipment solutions by both offline selling and e-commerce platforms.

Our principal competitors include Nautilus, Peloton, ICON Health & Fitness (NordicTrack), Johnson Health Tech, Technogym, Echelon, Mirror, Hydrow, Tonal, JaxJox and Tempo. We also compete with marketers of smart device applications focused on fitness training and coaching, such as Peloton, Zwift, Strava, Mirror, BeachBody, Apple Fitness+, NeoU, Equinox+, FitScope, FitOn, Fulgaz Video Cycling, Sufferfest Training Systems, At Home Workouts by Daily Burn, and NIKE® Training Club. Additional marketers of competitive products include the following: activity trackers and content-driven physical activity products, such as Fitbit®, Garmin vivofit®, Whoop, and Oura; group fitness, such as cross-fit classes; and gym memberships, each of which offers alternative solutions for a fit and healthy lifestyle.

Competitive Strengths

We believe that there are several competitive strengths that differentiate us from our competitors.

Proprietary Brands and Diversified Product Portfolio

●	Our three proprietary brands – Muscle Motion, Rapid Motion, and FleetX – provide both in-home options and commercial solutions. Our product portfolio of these three diversified brands spans a variety of popular fitness and workout verticals, including weightlifting, stretch, yoga, boxing, running and cycling. We believe that our diversification represents competitive advantages compared to other competitors in the market. With the development of the integrated fitness equipment and virtual platform, we believe we will be able to create more valuable opportunities for business expansion.

Innovative Smart Connected Equipment

●	Our connected equipment, which has been the global trend for the fitness and gym industry, is also under development. Initiated in May 2021, our development concept includes interactive exercise bikes and workout mirrors. We expect that the interactive gym equipment will be commercially launched in April 2025 and believe that our new product will better serve both retail and commercial customers and accelerate our business growth.

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Virtual Training Platform with Cutting Edge Content

●	Leveraging our years of experience in the fitness and wellness industry, we have developed an online proprietary training platform – 1FinalRound – which will be pre-built into our connected equipment that allows our customers to maintain engagement with us during any potential temporary closures of gyms and studios. This model allows flexibility for both online and offline users to participate in training either on their own schedules or via livestreaming to interact with other subscribed members to encourage more interactive, engaging and motivating lifestyles. The platform will provide an extensive offline library with high production value or various online live stream experiences. Moreover, based on the large, consolidated dataset we received from our fitness equipment customers, we believe we will be able to create and develop on-trend fitness content for our users.

Consolidated Database with Loyal Customer Base

●	GD has served over 190,000 customers with large portions of sales coming from repeat customers over the years. We believe that our sales strategies also create inventive solutions for existing customers and drive loyalty. As of June 30, 2024, 34.41% of our orders are from existing customers, the average purchase frequency is 2.2 across all customers. We believe that we will be able to deepen our customer loyalty through our newly developed Gym Direct mobile application and 1FinalRound.

Compelling and Scalable Licensing Model

Intellectual Property

Trademarks, patents and other forms of intellectual property are vital to the success of our business and are an essential factor in maintaining our competitive position in the health and fitness industry. We own the following trademarks: Gym Direct, Muscle Motion, Rapid Motion and FleetX. We regularly monitor commercial activity in our industry to identify potential infringement of our intellectual property. We protect our proprietary rights and attempt to take prompt, reasonable actions to prevent counterfeit products and other infringement on our intellectual property.

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Regulations

We must comply with various federal, state and local regulations in Australia, including regulations relating to consumer products and consumer protection, advertising and marketing, labor and employment, data protection and privacy, intellectual property, the environment and tax. Ensuring our compliance with these various laws and regulations, and keeping abreast of changes to the legal and regulatory landscape present in our industry, may cause us to expend considerable resources. Summarized below are a number of Australian regulation aspects to which our business is subject.

Consumer controls

We sell products to Australian consumers online and therefore are subject to the requirements of the Competition and Consumer Act 2010 (Cth) (CCA) and the Australian Competition & Consumer Commission’s oversight. The CCA regulates anti-competitive behavior, misleading and deceptive conduct and price-fixing. In addition, the Australian Consumer Law, which is set out in Schedule 2 of the CCA regulates unfair contract terms, guarantees consumer rights when buying goods and services and applies product safety standards. Breaches of the CCA, including the Australian Consumer Law may result in criminal or civil pecuniary penalties, infringement notices, or more formal legal action in the courts.

Privacy

We operate in the Australian online market and therefore are required to comply with the privacy regime as outlined in the Privacy Act 1988 (Cth), which includes the Australian Privacy Principles (APPs) and the Office of the Australian Information Commissioner’s oversight. The 13 APPs prescribe responsibilities for maintaining personal information privacy, including around collection, use, disclosure and access to data, as well as the publication of a clearly expressed and up-to-date privacy policy. A breach of those requirements may result in investigations, enforceable undertakings, injunctions, or civil penalty orders.

Regulation of electronic communications

We operate in the Australian online market and use telecommunication services to publish and distribute electronic marketing material. Such operations of ours are subject to the Spam Act 2003 (Cth) (Spam Act) and the Spam Regulations 2021 (Cth)(Spam Regulations), which the Australian Communications and Media Authority (ACMA) can enforce through court action. Breaches of the Spam Act or Spam Regulations may result in the ACMA issuing a formal warning, giving an infringement notice, requiring the party in breach to accept enforceable undertaking or taking the matter to the Federal Court, which can impose significant penalties.

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Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. However, we have elected to “opt out” of this provision and, as a result, we will comply with new or revised accounting standards as required when they are adopted for public companies. This decision to opt out of the extended transition period under the JOBS Act is irrevocable.

We will remain an emerging growth company until the earliest of (a) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of the initial public offering pursuant to an effective registration statement under the Securities Act; (c) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Our Foreign Private Issuers Status

We are incorporated under the laws of the Cayman Islands and are considered a “foreign private issuer” under U.S. securities laws. Because of our status as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including: (i) the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC; (ii) the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; (iii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iv) the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we publish our semi-annual results through press releases, distributed pursuant to Nasdaq rules and regulations. Press releases relating to financial results and material events are also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC is less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

In accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, or from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.
●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act;
●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Non-compliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

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RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the risks described below, you should carefully consider the discussion of risks under the heading “Item 3. Key Information—D. Risk Factors” in our Annual Report, any subsequent reports to Annual Report filed with the SEC and the other documents which are incorporated by reference in this prospectus, before making an investment in our securities. Please see the sections of this prospectus entitled “Where You Can Find Additional Information” and “Information Incorporated by Reference.” In addition, you should also consider carefully the risks set forth under the heading “Risk Factors” in any prospectus supplement before investing in the securities offered by this prospectus. The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of the risks discussed in the documents incorporated by reference in this prospectus.

If any such risks were to actually occur, then our business, prospects, financial condition, results of operations and cash flow could be materially and adversely affected, thus potentially causing the trading price of any or all of our securities to decline and you could lose all or part of your investment.

Such risks are not exhaustive. We may face additional risks that are presently unknown to us or that we believe to be immaterial as of the date of this prospectus. Known and unknown risks and uncertainties may significantly impact and impair our business operations.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization will be set forth in the applicable prospectus supplement subsequently filed with the SEC or in a report of foreign issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of the investor purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

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USE OF PROCEEDS

We intend to use net proceeds from the sale of securities as set forth in the applicable prospectus supplement, which may include general corporate purposes, asset purchases, debt repayment and strategic transactions.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our Articles and Memorandum are summaries and do not purport to be complete. Reference is made to our Articles and Memorandum, copies of which are filed as exhibits to this registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Articles” and the “Memorandum”).

We were incorporated as an exempted company with limited liability under the Companies Act. A Cayman Islands exempted company is a company that conducts its business mainly outside the Cayman Islands and:

●	may issue shares with no par value;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can affect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

Ordinary Shares

Our Ordinary Shares are issued in book entry form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

As of the date of this prospectus, the authorized share capital of the Company is $50,000 divided into 500,000,000 Ordinary Shares of $0.0001 par value each. Subject to the provisions of the Companies Act and the provisions, if any, of the Articles, and any directions given by any ordinary resolution and the rights attaching to any class of existing shares, the directors may issue, allot, grant options over or otherwise dispose of shares (including any fractions of Shares) and other securities of our company at such times, to such persons, for such consideration and on such terms as the directors may determine. Such authority could be exercised by the directors to allot shares which carry rights and privileges. No share may be issued at a discount except in accordance with the provisions of the Companies Act. Where the shares in question are not listed on or subject to the rules of any Designated Stock Exchange (as defined in the Articles), the directors may in their absolute discretion decline to register any transfer of such shares which are not fully paid up or on which the Company has a lien.

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Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “FTEL,” and began trading on August 8, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is Vstock Transfer, LLC.

Dividends

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the Articles, the holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. In addition, our shareholders may by ordinary resolution declare a final dividend, but no dividend may exceed the amount recommended by our directors. Subject to the Companies Act requirements regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie, and unless provided for by the rights attached to a share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Voting Rights

Any action required or permitted to be taken by the shareholders must be taken at a duly called and quorate general meeting of the shareholders entitled to vote on such action, or in lieu of a general meeting, be effected by a resolution in writing. On a show of hands each shareholder is entitled to one vote or, on a poll, each shareholder is entitled to one vote for each ordinary share, voting together as a single class, on all matters that require a shareholder’s vote. Voting at any shareholders’ meeting is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or one or more shareholders present in person or by proxy entitled to vote and who, individually or collectively, hold at least 10 percent of the voting rights of all those who have a right to vote on the resolution.

A quorum required for a meeting of shareholders consists of one shareholder present if the Company only has one shareholder and two shareholders present if the Company has more than one shareholder. Shareholders may be present in person or by proxy or, if the shareholder is a legal entity, by its duly authorized representative. Shareholders’ meetings may be convened by our board of directors on its own initiative or upon a request to the directors by shareholders holding at least 10 percent of the rights to vote at such general meeting. Advance notice of at least five clear days is required for the convening of our annual general shareholders’ meeting and any other general shareholders’ meeting.

Election of directors

Directors may be appointed by an ordinary resolution of our shareholders or by the directors of the Company.

Meetings of directors

At any meeting of directors, a quorum will be present if two directors are present, unless otherwise fixed by the directors. If there is a sole director, that director shall be a quorum. A person who holds office as an alternate director shall be counted in the quorum. A director who also acts as an alternate director shall be counted twice towards the quorum. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

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Transfer of Ordinary Shares

Subject to compliance of the Articles and the applicable rules of the Designated Stock Exchange, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the Designated Stock Exchange or any other form approved by our board of directors. Where the shares in questions are not listed on or subject to the rules of any Designated Stock Exchange, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share whether or not it is fully paid up without assigning any reason for doing so. If our directors refuse to register a transfer of any Shares not listed on a Designated Stock Exchange, they shall, within one months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, on 14 days’ notice being given by advertisement in such one or more newspapers or by Electronic means, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year.

Liquidation

On a return of capital on winding up, the shareholders may, subject to the Articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (a) to divide in specie among the shareholders the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and (b) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 clear days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Share Premium Account

The directors shall establish a share premium account and shall carry the credit of such account from time to time to a sum equal to the amount or value of the premium paid on the issue of any shares as required by the Companies Act.

Redemption of Shares

Subject to the Companies Act, we may by our directors:

(a)	issue shares that are to be redeemed or liable to be redeemed, at our option on the terms and in the manner its directors determine before the issue of those shares;

(b)	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase and agree with the shareholder.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares.

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Variations of Rights of Shares

Whenever our capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class or series), may be varied either with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a special resolution passed at a separate meeting of the holders of the shares of the class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

Changes in the number of shares we are authorized to issue and those in issue.

Subject to the Companies Act, our shareholders may, by ordinary resolution:

●	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

●	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

●	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived;.

●	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination; and

●	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act, our shareholders may, by special resolution, reduce the Company’s share capital in any manner.

Issuance of Additional Shares

Our Memorandum and Articles authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Inspection of Books and Records

Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the State of Delaware in the United States.

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Mergers and Similar Arrangements

The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist. Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association. A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

(a) the statutory provisions as to the required majority vote have been met;

(b) the shareholders have been fairly represented at the meeting in question;

(c) the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

(d) the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge, there are exceptions to the foregoing principle, including when:

(a) a company acts or proposes to act illegally or ultra vires;

(b) the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

(c) those who control the company are perpetrating a “fraud on the minority.

Indemnification of Directors and Executive Officers and Limitation of Liability

The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud, dishonesty willful default or willful neglect. Our Articles provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)

without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and executive officers that will provide such persons with additional indemnification beyond that provided in our articles of association.

Anti-Takeover Provisions in Our Articles

Some provisions of our Articles may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Under the Companies Act, our directors may only exercise the rights and powers granted to them under our articles for what they believe in good faith to be in the best interests of our company and for a proper purpose.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. In fulfilling their duty of care to us, our directors must ensure compliance with our articles of association, as amended and restated from time to time. We have the right to seek damages if a duty owed by any of our directors is breached.

Our independent directors also serve as members of the audit committee, the compensation committee, and the nomination and corporate governance committee of the board and have additional duties under the charters of the committees.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. The Delaware General Corporation Law does not provide shareholders an express right to put any proposal before the annual meeting of shareholders, but in keeping with common law, Delaware corporations generally afford shareholders an opportunity to make proposals and nominations provided that they comply with the notice provisions in the certificate of incorporation or bylaws. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten per cent of the rights to vote at such general meeting deposited in accordance with the notice provisions in the Articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than twenty-one clear days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within three months after the end of such period of twenty-one clear days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our Articles provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings. However, our corporate governance guidelines require us to call such meetings every year.

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Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under the Companies Act, our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our Articles (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (d) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (e) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation or bylaws that is approved by its shareholders, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock or who or which is an affiliate or associate of the corporation and owned 15% or more of the corporation’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Companies Act has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. As a matter of Cayman Islands law, interested director transactions are governed by the terms of a company’s memorandum and articles of association. Our Articles provides that a director may vote in respect of certain contract or transaction in which he or she is interested, provided that a general notice of the nature and extent of his or her direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest, is disclosed by him or her to the other directors, at a meeting of the board of directors or otherwise (and, if otherwise, made in writing).

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board of directors.

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Under the Companies Act and our Articles, the Company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if the Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied if one of the following applies: (a) the shareholders holding not less than two thirds of the issued shares of that class consent in writing to the variation; or (b) the variation is made with the sanction of a special resolution of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s certificate of incorporation may be amended only if adopted and declared advisable by the board of directors and approved by a majority of the outstanding shares entitled to vote, and the bylaws may be amended with the approval of a majority of the outstanding shares entitled to vote and may, if so provided in the certificate of incorporation, also be amended by the board of directors. Under the Companies Act, our Articles may only be amended by special resolution of our shareholders.

Anti-money Laundering—Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity. Where permitted and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act(Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act(Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as “subsequent filings”. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an “indenture” and collectively as the “indentures”. Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto). Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.

The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings. The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.

General

We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.

We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:

●	if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
●	whether the debt securities will be our senior or subordinated securities;
●	whether the debt securities will be our secured or unsecured obligations;
●	the applicability of and terms of any guarantees;
●	any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such redemption or repurchase;
●	any optional or mandatory sinking fund provisions;

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●	any conversion or exchangeability provisions;
●	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
●	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
●	any events of default not set forth in this prospectus;
●	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
●	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
●	whether interest will be payable in cash or additional securities at our or the holder’s option and the terms and conditions upon which the election may be made;
●	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
●	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
●	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
●	whether the debt securities will be issued in the form of global securities or certificates in registered form;
●	any listing on any securities exchange or quotation system;
●	additional provisions, if any, related to defeasance and discharge of the debt securities; and
●	any other special features of the debt securities.

Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.

Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.

We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities

We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.

Subordinated Debt Securities

We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.

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Covenants

Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:

●	our ability to incur either secured or unsecured debt, or both;
●	our ability to make certain payments, dividends, redemptions or repurchases;
●	our ability to create dividend and other payment restrictions affecting our subsidiaries;
●	our ability to make investments;
●	mergers and consolidations by us;
●	sales of assets by us;
●	our ability to enter into transactions with affiliates;
●	our ability to incur liens; and
●	sale and leaseback transactions.

Modification of the Indentures

We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:

(1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;

(2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

(4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;

(6) makes any change with respect to holders’ rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without each holder’s consent.

Additionally, certain changes under each indenture will not require the consent of any holders. These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.

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Events of Default

We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:

●	default in any payment of interest when due which continues for 30 days;
●	default in any payment of principal or premium when due;
●	default in the deposit of any sinking fund payment when due;
●	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
●	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
●	events of bankruptcy, insolvency or reorganization.

An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.

There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.

We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.

We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge

The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.

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Defeasance of Certain Covenants

We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.

A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.

Form of Debt Securities

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

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Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

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DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies in which the price of such warrants will be payable;
●	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
●	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.

The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:

●	the exercise price for the rights;
●	the number of rights issued to each shareholder;
●	the extent to which the rights are transferable;
●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
●	the date on which the right to exercise the rights will commence and the date on which the right will expire;
●	the amount of rights outstanding;
●	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
●	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see “Where You Can Find Additional Information” of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, equity securities, or any combination of such securities. The applicable prospectus supplement will describe:

●	the terms of the units and of the rights, purchase contracts, warrants, debt securities, equity securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
●	a description of the terms of any unit agreement governing the units;
●	if applicable, a discussion of any material U.S. federal income tax considerations; and
●	a description of the provisions for the payment, settlement, transfer or exchange or the units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.

In addition, we may sell some or all of our securities included in this prospectus through:

●	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
●	trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of our ordinary shares by broker-dealers;
●	sell ordinary shares short and deliver the shares to close out short positions;
●	enter into option or other types of transactions that require us to deliver ordinary shares to a broker-dealer, who will then resell or transfer the ordinary shares under this prospectus; or
●	loan or pledge the ordinary shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

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Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our ordinary shares or any securities convertible into or exchangeable for ordinary shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through NASDAQ, the existing trading market for our ordinary shares, or sales made to or through a market maker other than on an exchange.

We will bear costs relating to all of the securities offered and sold by us under this registration statement.

TAXATION

Material income tax consequences relating to the purchase, ownership, and disposition of the securities offered by this prospectus are set forth in “Item 10. Additional Information—E. Taxation” in the 2024 Annual Report, which is incorporated herein by reference, as updated by our subsequent filings under the Exchange Act that are incorporated by reference and, if applicable, in any accompanying prospectus supplement or relevant free writing prospectus.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.

SEC registration fee	$	*
FINRA Fee	$	*
Legal fees and expenses	$	**
Printing and engraving expenses	$	**
NASDAQ Listing of Additional Shares Fee	$	**
Accounting fees and expenses	$	**
Miscellaneous	$	**
Total	$	**

*	The registrant is registering an indeterminate number of securities under the registration statement of which this prospectus forms a part, and, in accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.
**	To be provided by a prospectus supplement or as an exhibit to a report of foreign issuer on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS

We have been represented by The Crone Law Group, P.C. with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to Cayman Island law will be passed upon for us by Ogier, our independent legal counsel in the Cayman Islands.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended June 30, 2024 and June 30, 2023 included in this prospectus have been so included in reliance on the report of Astra Audit & Advisory LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-3 under the Securities Act with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-3, does not contain all of the information contained in the registration statement. You should read our registration statement and its exhibits and schedules for further information with respect to us and our securities.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.

We incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	Our Report of Foreign Issuer on Form 6-K filed with the SEC on September 13, 2024;
●	Our Annual Report on Form 20-F for the year ended June 30, 2024, filed with the SEC on November 15, 2024,; and
●	Our Form 8-A, filed with the SEC on August 7, 2023, registering our ordinary shares under Section 12(b) of the Exchange Act, and any amendment filed thereto.

Our annual report on Form 20-F for the fiscal year ended June 30, 2024, filed with the SEC on November 15, 2024, contains a description of our business and audited consolidated financial statements with a report by our independent auditors. These statements were prepared in accordance with U.S. GAAP.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

Each person, including any beneficial owner, may request a free copy of the above-mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or orally contacting us at the following address:

Fitell Corporation

2 23-25 Mangrove Lane

Taren Point, NSW 2229

Australia

+612 95245266

These reports may also be obtained on our website at: https://www.fitellcorp.com/. None of the information on our website is a part of this prospectus.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with liability limited by shares. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides protections for investors to a lesser extent. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States District Court for the Southern District of New York under the federal securities laws of the United States or of any state in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York under the securities laws of the State of New York.

We have been advised by Ogier, our counsel as to the laws of the Cayman Islands, there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. We have also been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final and conclusive;

(d)	was not obtained by fraud; and

(e)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Furthermore, substantially all of our assets are located in Australia. Certain of our directors and officers are citizens and residents Australia and all or a significant portion of their assets may be located outside the United States. As a result, it may not be possible for you to:

●	effect service of process within the United States upon our non-U.S. resident directors and officers or on us;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors, officers or us in the U.S. courts in any action, including actions under the civil liability provisions of U.S. securities laws;

●	enforce in U.S. courts judgments obtained against our non-U.S. resident directors, officers, or us in courts of jurisdictions outside the United States in any action, including actions under the civil liability provisions of U.S. securities laws; or

●	bring an original action in an Australian court to enforce liabilities against our non-U.S. resident directors, officers, or us based solely upon U.S. securities laws.

You may also have difficulties enforcing in courts outside the United States judgments that are obtained in U.S. courts against any of our non-U.S. resident directors, officers or us, including actions under the civil liability provisions of the U.S. securities laws.

There are no treaties between Australia and the United States that would affect the recognition or enforcement of foreign judgments in Australia.

30

Fitell Corporation

Up to $70,000,000 Aggregate Original Principal Amount of Series A Senior Secured Convertible Notes

and

Class A Ordinary Shares issuable upon the conversion of the Series A Senior Secured Convertible Notes and as Interest Shares

PROSPECTUS SUPPLEMENT

Rodman & Renshaw LLC

The date of this prospectus supplement is September 19, 2025.